JUNE 2005	Mestek, Inc.

Draft/ Confidential	Preliminary Presentation to Special Committee: Subject to Revision

Houlihan Lokey Howard & Zukin Financial Advisors
Investment Bankers
245 Park Avenue, 20th Floor
New York, New York 10167
212-497-4100
www.hlhz.com

New York       Los Angeles       Chicago       San Francisco       Washington D.C.       Minneapolis       Dallas       Atlanta       London

Draft/Confidential

Table of Contents

Tab

Executive Summary	1

Company Overview	2

HVAC Segment	3

Metal Forming Segment	4

Preliminary Valuation Overview	5
Preliminary Valuation Analysis - HVAC Preliminary Valuation Analysis - Formtek

Transaction Overview	6

Appendix	7
Reverse Split Considerations Corporate Management Fee Allocation By Division Comparable Company Descriptions - HVAC Comparable Company Descriptions - Formtek

i

Draft/Confidential

Executive Summary

Draft/Confidential

Executive Summary

SCOPE OF ENGAGEMENT

PROPOSED TRANSACTION

•

We understand that John E. Reed, the Chairman and Chief Executive Officer of Mestek, Inc. (“Mestek” or the “Company”), has proposed to the Board of Directors of the Company that Mestek’s 86% equity interest in the Company’s Omega Flex, Inc. subsidiary (“Omega Flex”) be spun-off, pro rata, to all of the Company’s public shareholders as of a record date to be established (the “Spin-Off).

•

It has been further proposed to the Board of Directors of Mestek that, following the Spin-Off, the Company would enter into a going-private transaction via a reverse-stock split (the “Reverse Split”) of 1 share for each 2,000 issued and outstanding shares of Company common stock (“Common Stock”). It is our understanding that holders of less than one share of Common Stock following the Reverse Split (the “Exiting Shareholders”) will receive cash in lieu of receiving fractional shares of Common Stock.

•	Mr. Reed has proposed that the Committee (as defined below) set the price to be paid to Existing Shareholders in the Reverse Split.

•

Additionally, we understand John E. Reed and Stewart B. Reed, and trusts affiliated with them (collectively, the “Affiliated Shareholders”), beneficially own, in the aggregate, approximately 64% of the issued and outstanding shares of Common Stock and will beneficially own, in the aggregate, approximately 75% of the issued and outstanding common stock of the Company after the Reverse Split.

•	The Reverse Split, as described above, is referred to herein as the “Transaction.”

CONTENTS OF THE OPINION

•	It is our further understanding that the Company has formed a special committee (the “Committee”) of its Board of Directors to consider certain matters relating to the Transaction.

Draft/Confidential

Executive Summary

SCOPE OF ENGAGEMENT (CONTINUED)

CONTENTS OF THE OPINION (CONTINUED)

•

The Committee has requested that Houlihan Lokey Howard & Zukin Financial Advisors, Inc. (“Houlihan Lokey”) render to it, or, at the Committee’s election, to the entire Board of Directors of the Company, a written opinion (“Opinion”) as to the fairness, from a financial point of view, of the consideration to be received by the Exiting Shareholders in the Transaction, to shareholders of the Company (other than the Affiliated Shareholders), including both Exiting Shareholders and those shareholders who will not receive cash in the Transaction.

Draft/Confidential

Executive Summary

SCOPE OF ENGAGEMENT (CONTINUED)

•	The Opinion will not address:

	•	the underlying business decision to proceed with or effect the Transaction;

	•	the fairness of any portion or aspect of the Transaction not expressly addressed in the Opinion;

	•	the tax or legal consequences of the Transaction to either the Company, its security holders, or any other party;

	•	whether any security holder should vote in favor of the Transaction;

	•	the solvency or fair value of the Company or any other participant in the Transaction under any applicable laws relating to bankruptcy, insolvency or similar matters; or

•

the fairness of any aspect of the Transaction (other than the consideration to be received by Existing Shareholders) to any one group of the Company’s security holders vis-à-vis any other group of the Company’s security holders.

•	In as much as certain aspects of the Transaction have not yet been finalized, the purpose of this presentation is to present our preliminary findings to date.

Draft/Confidential

Executive Summary

SUMMARY OF DUE DILIGENCE

In connection with the Opinion, we have made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. Among other things we have:

•	reviewed the Company’s annual report to shareholders on Form 10-K for the fiscal years ended December 31, 2004, 2003 and 2002;

•	reviewed the Company’s internal budget for the fiscal years ended December 31, 2005, 2006 and 2007 (the “Projections”);

•	reviewed Omega Flex’s Information Statement on Form 10 dated April 29, 2005, as filed with the Securities and Exchange Commission on such date;

•	met with certain members of the senior management of the Company to discuss the operations, financial condition, future prospects and projected operations and performance of the Company;

•	visited certain facilities and business offices of the Company;

•	reviewed copies of the following agreements: [list Spin-Off agreements]

•	reviewed the Company’s ownership profile, before and after the Reverse Split;

•	reviewed the historical market prices and trading volume for the Common Stock, before and after the Spin-Off;

•	reviewed other publicly available financial data for the Company and certain companies that we deemed comparable to the Company;

•	reviewed other publicly available financial data for reverse split transactions; and

•	conducted such other studies, analyses and inquiries as we have deemed appropriate.

Draft/Confidential

Executive Summary

LIMITING CONDITIONS

We have relied upon and assumed, without independent verification, that the financial forecasts and Projections provided to us have been reasonably prepared and reflect the best currently available estimates of the future financial results and condition of the Company, and that there has been no material adverse change in the assets, financial condition, business or prospects of the Company since the date of the most recent financial statements made available to us.

We have not independently verified the accuracy and completeness of the information supplied to us with respect to the Company and do not assume any responsibility with respect to it. We have not made any physical inspection or independent appraisal of any of the properties or assets of the Company. Our opinion is necessarily based on business, economic, market and other conditions as they exist and can be evaluated by us at the date of this Opinion.

Draft/Confidential

Executive Summary

CONCLUSIONS

•	[To be supplied]

Draft/Confidential

Company Overview

Draft/Confidential

Company Overview

OVERVIEW

Mestek is comprised of two distinct operating segments: (i) the Heating Ventilating and Air Conditioning Segment (“HVAC”), which manufactures heating, ventilating, and air conditioning equipment, and (ii) the Metal Forming Segment, which manufactures metal-forming equipment.

The majority of Mestek’s revenue and operating margins are derived from the HVAC division as shown below:

2004 Revenue By Segment

2004 Adjusted Operating Profit By Segment2

[1]	Excludes Omega Flex

[2]	See page 11 for adjustments

Company Overview

HISTORICAL AND PROJECTED FINANCIAL RESULTS OF THE COMPANY

Revenue (Excluding Omega Flex)

•	Mestek 2002-2004 CAGR = 2.8%

•	Mestek 2005-2007 CAGR = 3.9%

•	HVAC 2002-2004 CAGR = -2.2%

•	HVAC 2005-2007 CAGR = 2.5%

•	Metal Forming 2002-2004 CAGR = 21.3%

•	Metal Forming 2005-2007 CAGR = 7.4%

Company Overview

HISTORICAL AND PROJECTED FINANCIAL RESULTS OF THE COMPANY (CONTINUED)

Adjusted Operating Profit (Excluding Omega Flex)

•	Mestek 2002-2004 CAGR = -17.9%

•	Mestek 2005-2007 CAGR = 20.1%

•	HVAC 2002-2004 CAGR = -30.2%

•	HVAC 2005-2007 CAGR = 22.0%

•	Metal Forming 2005-2007 CAGR = 13.9%

Operating Margins

	2002	2003	2004	2005	2006	2007

Mestek	4.0%	2.5%	2.4%	5.4%	6.5%	7.3%
HVAC Segment	5.9%	4.7%	3.0%	5.8%	7.3%	8.3%
Metal Forming Segment	-3.8%	-6.5%	0.9%	4.4%	4.5%	4.9%

Company Overview

HISTORICAL AND PROJECTED FINANCIAL RESULTS RECONCILIATION

(Figures in thousands)

	2004 (2)	2005 E	2006 E	2007 E

HVAC Segment

Operating Profit (1)	17,020	21,869	23,269	27,619

Adjustments:

Omega (3)	(9,206)	(4,000)	—	—

Allocated Bonuses (4)	—	(2,298)	(3,196)	(4,395)

Adjusted Operating Profit	7,814	15,571	20,073	23,224

Formtek Segment

Operating Profit (1)	9,556	3,013	6,102	7,197

Adjustments:

Bonus Allocation	—	(702)	(804)	(1,105)
Impairment Charges	—	1,077	—	—
Closing FMI Business	—	772	—	—
Metal processing and Metal Forming Consolidation	—	587	—	—
Environmental Litigation Income	(17,738)	—	—	—
Bankruptcy Fees	9,028	—	—	—

Adjusted Operating Profit	846	4,747	5,298	6,092

[1]	Operating profit (except for 2004) obtained from Mestek document titled “Management’s Discussion & Analysis (12 Months Actual 2004 vs. 12 Months Budget 2005)”

[2]	2004 figures (other than Omega) were obtained from Mestek’s audited financial statements.

[3]	2004 operating profit was obtained from Omega’s Form 10.

[4]	Bonuses allocated based on operating profit

Company Overview

PROJECTED BALANCE SHEET

Consolidated Projected Balance Sheet Less Omega

($ in thousands)

	2004	2005	2006	2007

Assets

Cash	$1,953	$1,953	$1,953	$1,953
Receivables	54,548	54,807	56,520	57,630
Inventories	59,530	63,239	66,833	69,194
Other Current Assets	20,700	13,717	9,200	9,200

Total Current Assets	$136,731	$133,716	$134,506	$137,977

PP&E	49,446	55,144	55,342	55,540

Other Assets	29,152	28,954	36,756	36,558

Total Assets	$215,329	$217,814	$226,604	$230,075

Liabilities & Shareholders’ Equity

Current Portion of L-T Debt	$20,496	$27,729	$24,930	$11,978
Trade Accounts Payable	15,759	14,870	15,612	16,097
Other Current Liabilities	72,725	69,215	66,115	65,015

Total Current Liabilities	$108,980	$111,814	$106,657	$93,090

Long Term Debt	3,887	3,389	2,865	2,315
Other Liabilities	1,003	1,003	1,003	1,003

Total Liabilities	$113,870	$116,206	$110,525	$96,408

Shareholders’ Equity	101,459	101,608	116,079	133,667

Total Liabilities & Shareholders’ Equity	$215,329	$217,814	$226,604	$230,075

Company Overview

SUMMARY OBSERVATIONS

•

The Company is in the process of attempting to effectuate a variety of operational improvements, which are intended to increase the Company’s overall operating margin from 2.4% in fiscal year 2004 to 7.3% in 2007.

•

The HVAC industry has recently benefited from the increase in residential and commercial construction. The industry is forecasting a reduction in the growth of new residential construction and an increase in commercial construction. The Company historically has made approximately 85% of its revenue from commercial construction in comparison to 15% in residential. The Company currently is forecasting similar revenue going forward. Management has indicated that the HVAC segment needs to expand its cooling products profile (which is limited to the Space Pak and Koldwave products) in order to be more competitive in the long run.

•

The metal forming industry is cyclical with demand being driven by capital spending. According to the second quarter “CFO Outlook Survey”, conducted by Financial Executives International CFO’s are predicting only a 5% increase in capital spending over the next 12 months, less than half their prediction of 13% in the first quarter.

•

HVAC and, to a lesser extent, Metal Forming have been negatively affected by rising energy costs (natural gas) and increases in commodity pricing (steel and aluminum). The Company believes that it is properly hedged against increasing costs of production.

Company Overview

KEY BUSINESS DRIVERS

HVAC

•	Rationalization of the operations by restructuring and/or closing unprofitable business units will reduce costs and improve operating margins from 3.0% in 2004 (ex Omega Flex) to 8.3% in 2007.

•	Mestek will benefit from its large presence in the commercial HVAC products market, which is expected to improve as a result of the rebound in non-residential construction starting in 2004.

•	With approximately 75% of commercial buildings over 15 years old, there should be growing demand in the retrofit market.

FORMTEK

•	Consolidation of business units will yield cost efficiencies for the Formtek segment.

•	A backlog of approximately 25% of total segment sales indicates strong pent-up demand for Formtek products.

•	Mestek is well positioned to take advantage of the strengthening maintenance, repair and overhaul (MRO) market, evidenced by growing national factory capacity utilization rates.

•	Rebounding capital goods spending and increased industry wide sales of metal forming and metal cutting machinery provide further support for a positive near-term outlook for the Formtek segment.

•	Projected revenue and operating profit CAGR (2005-2007) of 7.4% and 13.9%, respectively.

•	Projected operating margin expansion (from 4.4% in 2005 to 4.9% in 2007).

Company Overview

SEGMENT PROFITABILITY BY LOCATION[1]

•	Only 9 of Mestek’s 39 operating units are currently drivers to the Company’s operating profit.

	•	Six of the operating units are major contributors to the Company’s losses.

	•	The “Other” segment, which contributes 42% of total revenues, generates $7.3 million in losses.

2004 Revenue By Key Units

2004 Operating Profit By Key Units[2]

[1]	Excludes Omega flex

[2]	Unadjusted

Company Overview

SEGMENT PROFITABILITY BY LOCATION (CONTINUED)

Key Contributing Units and Major Unprofitable Businesses Excluding Omega for FY 2004[1]

($ in thousands)

Key Contributing Units

	Revenue	Operating Profit	Operating Margin

Westfield South/Twinflo	$20,843	$4,167	20.0%
Westcast	28,476	673	2.4%
Boyerton Foundry	27,863	3,766	13.5%
Anemostat West	17,602	465	2.6%
Spacepak	8,987	824	9.2%
Dallas	17,510	509	2.9%
Farmville	37,738	4,639	12.3%
Met-Coil	38,317	3,037	7.9%
Clinton, Maine	12,024	532	4.4%

Total	$209,360	$18,612	8.9%

Major Unprofitable Units

	Revenue	Operating Profit	Operating Margin

Hydrotherm US	$9,160	($1,100)	-12.0%
Waldron	5,933	(1,198)	-20.2%
Florence	10,137	(873)	-8.6%
Wrens - Diffusers	1,975	(1,298)	-65.7%
San Fernando	4,069	(575)	-14.1%
Koldwave	1,487	(1,160)	-78.0%

Other Divisions & Consolidating Adjustments	114,507	(3,748)	-3.3%

Total	$147,268	($9,952)	-6.8%

Consolidated Results

	Revenue	Operating Profit	Operating Margin

Total Key Performing Divisions	$209,360	$18,612	8.9%
Total Major Unprofitable Divisions	32,761	(6,204)	-18.9%
Other Divisions & Consolidating Adjustments	114,507	(3,748)	-3.3%

Total	$356,628	$8,660	2.4%

•

While it may appear that the Company could materially improve its operating performance by eliminating its unprofitable businesses, the Company has indicated that it believes that there is more long-term value in an orderly consolidation of operations and that some of the company’s current “losers” are investments that have not yet reached maturity or which otherwise fit into the Company’s strategic plans.

•	The Company’s current plans to address certain less profitable operations are reflected in (i) the base case operating rationalization plan on the following page and (ii) the Projections.

[1]	Revenue and Operating Profit for divisions are obtained from Mestek document titled “Management’s Discussion & Analysis (12 Months Actual 2004 vs. 12 Months Budget 2005)”

Company Overview

OPERATING RATIONALIZATION PLAN – HVAC

•	The following is a summary of the Company’s operating rationalization plan for HVAC:

	•	Closure and sale of the Waldron, Michigan, plant, which manufactures commercial, industrial and tunnel dampers and consolidation of products to the Bradner, Ohio, facility by first quarter of 2006.

	•	Closure of Reed Air Group offices at Holland, Ohio, and relocation of key personnel to Bradner by first quarter of 2006.

	•	Closure and relocation of the Airtherm facility at Forrest City, Arkansas, to South Windsor, Connecticut, by the end of 2006.

	•	Moderate but continuing improvements of operations at the Florence, Kentucky, facility.

	•	Closure of the Pacoima, California, facility by the end of 2005, unless R.B.I. copper fin boilers can be manufactured there.

	•	Sales of diffusers from the Wrens plant to improve to $2.5 millions, $3.5 million and $4.5 million in 2005, 2006 and 2007 respectively.

•	The forecast does not include the introduction of any “hot” products (though the Company has a number of new products in the pipeline); nor does it include any significant increase in market share.

•

Forecasted increases in core operating profits are based on increased efficiency, slight margin improvement and estimated manufacturing savings of $4 to $6 million annually rather than top line growth.

	•	However, 2007 forecast includes potential sales from an acquisition of a “packaging” company, which would add to the Company’s ability to provide complete systems.

Company Overview

OPERATING RATIONALIZATION PLAN – METAL FORMING

•	The following is a summary of the certain of the Company’s operating rationalization plan for Metal Forming:

	•	Consolidated Flexible Fabrication unit in Cedar Rapids;

	•	Purchase new St. Louis facility to house Engel and B&K CMP. Sell current St. Louis facility;

	•	Certain fenestration / cutting products / rebuilding moved to Cleveland;

	•	Sale of Elgin and Lisle (subject to resolution of environmental issues);

	•	Continued expansion in Asia and Europe;

	•	Increased Elgin and Hill sales in 2006. Higher margin products at Hill and Cleveland;

	•	Modest sales growth in 2007 from B&K, Engel, Maine and IRI. Higher margins from customer-centric focus.

Company Overview

EFFECT OF DISCONTINUING AIR DISTRIBUTION OPERATIONS

Representative Levels

HVAC Segment Less Omega

	2004	2005	2006	2007

Revenue	$260,595	$266,258	$274,348	$279,549
Growth		2.2%	3.0%	1.9%
Adjusted EBIT	$7,814	$15,571	$20,073	$23,224
Margin	3.0%	5.8%	7.3%	8.3%

Air Distribution Segment

	2004	2005	2006	2007

Revenue	$66,581	$67,768	$74,111	$70,904
Growth		1.8%	9.4%	-4.3%
Adjusted EBIT	($4,690)	($1,020)	$1,930	$4,080
Margin	-7.0%	-1.5%	2.6%	5.8%

HVAC Segment Less Omega &Air Distribution Segment

	2004	2005	2006	2007

Revenue	$194,014	$198,490	$200,237	$208,645
Growth		2.3%	0.9%	4.2%
Adjusted EBIT	$12,504	$16,591	$18,143	$19,144
Margin	6.4%	8.4%	9.1%	9.2%

Company Overview

OPERATING PROFIT BY DIVISION – HVAC SEGMENT

		2005	2006	2007

HVAC Segment	Sub Segment

Farmville	Gas Products	$5,100	$5,500	$5,700
Westfield South/Twinflo	Hydronics	4,050	3,800	3,400
Boyertown Foundry	Hydronics	3,600	3,600	4,000
Westcast	Hydronics	1,800	2,200	2,500
R.B.I (us$)	Hydronics	1,500	1,800	2,200
Spacepak	Cooling Products	1,200	1,500	1,800
Anemostat West	Air Distribution	1,000	1,300	1,800
Dallas	Industrial Products	900	1,000	1,200
South Windsor	Hydronics	800	1,000	1,350
Westfield North/Convector	Hydronics	750	950	1,100
Bradner	Air Distribution	500	650	950
Wyalusing	Air Distribution	500	650	700
Airtherm	Hydronics	—	—	—
Sterling Vertical Furnace	Cooling Products	—	—	—
Wrens	Air Distribution	(250)	(100)	—
San Fernando	Air Distribution	(400)	(200)	—
Florence	Air Distribution	(500)	500	750
Koldwave	Cooling Products	(500)	—	100
Hydrotherm US	Hydronics	(650)	(350)	(150)
Waldron	Air Distribution	(1,000)	(500)	—
Diffusers	Air Distribution	(1,000)	(500)	(250)

Scrap Sales/Purch Discounts		469	469	469
Allocated Bonuses		(2,298)	(3,196)	(4,395)

Total EBIT		$15,571	$20,073	$23,224

Company Overview

OPERATING PROFIT BY DIVISION – FORMTEK SEGMENT

	2005	2006	2007

Formtek Segment

Met-Coil	$3,721	$3,160	$3,160
Formtek Cleveland	1,000	1,500	1,580
Clinton, Maine	874	912	1,252
Formtek Beijing Co. Ltd.	250	320	480
Engel Industries	118	185	354
Hill Engineering	—	220	220
Axon Electric	(15)	80	80
Flex Fab	(96)	—	44
B&K	(188)	(275)	—
Iowa Rebuilders	(215)	—	27

Allocated Bonuses	(702)	(804)	(1,105)

Total EBIT	$4,747	$5,298	$6,092

Company Overview

CORPORATE

•

The Company is contingently liable under standby letters of credit totaling $25.6 million, issued principally in connection with its commercial insurance coverage and in connection with the funding of a trust established for the holders of future personal injury claims against the Company’s Met-Coil subsidiary stemming from trichloroethylene contamination at a manufacturing site operated by a division of Met-Coil.

•	Mestek is currently a party to 265 asbestos-related lawsuits, seeking damages in excess of $3 billion.

	•	The Company has had over 40 asbestos-related cases dismissed without payment and has settled another 25 for de minimus sums.

HVAC Segment

HVAC Segment

HVAC SEGMENT

•

The HVAC Segment sells its products to independent wholesale supply distributors, mechanical, sheet metal and other contractors and, in some cases, to other HVAC manufacturers under original equipment manufacture agreements and direct to certain retailers pursuant to national account agreements.

•	No single customer accounts for sales in the aggregate of 10% or more of consolidated revenue.

•	The HVAC Segment consists of three subdivisions:

	•	Hydronic Products,

	•	Gas and Industrial Products, and

	•	Air Distribution and Cooling Products

•	HVAC’s key competitors include: Aaon Inc., Lennox International Inc., York International Inc., Burnam.

	•	Competition is primarily based on price, product offering, distribution and merchandising capability.

•

Mestek achieved its position as a substantial competitor largely through the strength of its extensive distribution network, the breadth of its product line and its ability to meet customer delivery and service requirements.

	•	The key competitors are larger than Mestek and are more diversified in geography and product offering.

HVAC Segment

HVAC SEGMENT PRODUCTS (EXCLUDING OMEGA)

Hydronic Products FY2004 Revenue: $124.1 million Operating Margin[1]: 7.7%		Gas & Industrial Products FY 2004 Revenue: $63.4 million Operating Margin: 8.5%		Air Distribution & Cooling FY 2004 Revenue: $78.2 million Operating Margin: -6.4%

•	Residential baseboard heating products	•	Commercial gas-fired heating	•	Residential and commercial air conditioning products
•	Commercial finned tube heating products	•	Ventilating equipment
•	Residential boilers			•	Fire, smoke and air control dampers
•	Commercial boilers			•	Louvers
•	Convectors			•	Grilles
•	Kickspace heaters			•	Registers
•	Fan coil units			•	VAV boxes
•	Steam and hot water unit heaters			•	Diffusers
•	Copper-finned boilers
•	Water heaters

Brands		Brands		Brands
•	Sterling	•	Sterling	•	Spacepak
•	Vulcan	•	Applied Air	•	Koldwave
•	Heatrim	•	King	•	American Warming and Ventilating
•	Kompak	•	L.J. Wing	•	Air Balance
•	Petite	•	Temprite	•	Arrow
•	Suntemp	•	Alton	•	Louvers & Dampers (“L & D”)
•	Beacon	•	Aztec	•	Cesco
•	Morris			•	Anemostat
•	Hydrotherm
•	Airtherm
•	Westcast
•	RBI

[1]	Operating Margins are based on figures from Mestek document titled “Management’s Discussion & Analysis (12 Months Actual 2004 vs. 12 Months Budget 2005)” without adjustments.

HVAC Segment

HVAC INDUSTRY OVERVIEW

•

The HVAC industry is a $65 billion[1] global industry comprised of a relatively small number of large OEMs providing equipment and service and a multitude of smaller players providing aftermarket installation and service.

•	The HVAC industry is mature and is not expected to grow faster than the overall economy.

•	The industry is comprised of three primary segments:

	•	Commercial equipment;

	•	Residential equipment; and

	•	Aftermarket service and installation.

Global HVAC Market = $65 billion

[1]	Source: Citigroup analyst report on electrical equipment and multi industry sector dated 2/17/05

HVAC Segment

KEY FACTORS INFLUENCING THE HVAC SEGMENT

The HVAC industry is highly cyclical and is strongly correlated with key macroeconomic trends in the construction and real estate industry.

HVAC Segment

CONSTRUCTION INDICATORS – RESIDENTIAL MARKET

•	In 2004, residential sales of the Company HVAC products totaled approximately $41 million (approximately 15.7% of segment revenue ex Omega Flex).

•	New home sales have grown at an approximate rate of 4% per year over the past seven years.

•	The Hydronic Products Group benefited from an increase in residential construction in 2004.

• Hydronic Products’ sales grew 2.8%.

•	However, rising interest rates are expected to cause new home sales to decline beginning in 2005[1].

Residential New Home Sales (units)

Federal Funds Rate

[1]	Source: Citigroup analyst report on electrical equipment and multi industry sector dated 2/17/05

HVAC Segment

CONSTRUCTION INDICATORS – NON-RESIDENTIAL MARKET

•	For the first time since 2001, non-residential construction starts grew slightly (approximately 2.5%) in 2004, from 950,000 in 2003 to 975,000.

	•	The primary drivers for the growth in 2004 were retail and office construction starts, which grew at 10% and 6%, respectively.

	•	Although certain parts of the non-residential market grew, most of the growth was offset by declines in industrial and multifamily construction.

		•	The industrial manufacturing base in the US is currently undergoing a major transition as US manufacturers are transferring their production capacity overseas.

		•	Economic uncertainty and rising commodity prices have negatively impacted industrial construction.

		•	Construction of apartment complexes declined in 2004 as more Americans purchased homes.

U.S. NONRESIDENTIAL CONSTRUCTION SPENDING

Source: FMI, the 2005 U.S. Market Construction Overview

HVAC Segment

REAL ESTATE SUPPLY AND DEMAND

•

In late 2004, the supply and demand characteristics of the non-residential real estate market shifted in favor of increasing non-residential construction. Growing demand for non-residential real estate is an indicator of expected growth in the HVAC industry.

•	Increasing occupancy rate signals a need for commercial real estate developers to consider new projects as available space for commercial tenants tightens.

•	The excess of absorptions[1] over completions in 2004 is a positive indicator for the non-residential construction.

REIT Index Occupancy Rate[2]

Absorptions Net of Completions[2]

[1]	Absorptions – amount of space that has been committed to buyers or lessors

[2]	Source: Citigroup analyst report on electrical equipment and multi industry sector dated 2/17/05

HVAC Segment

CONSTRUCTION INDICATORS – NON-RESIDENTIAL MARKET

IMPACT ON COMPANY

•	In 2004, the HVAC segment was negatively affected by the lack of overall strength in the non-residential market.

•

Although the Hydronic Product’s Group had increased sales of approximately 2.7%, this growth was attributable to strong sales of residential hydronic products, with sales from commercial hydronic products actually weaker.

•	Overall revenues in the Air Distribution and Cooling Products Group were down approximately 5.7%, primarily due to weak commercial product sales.

•	In 2005, non-residential construction spending is expected to start a multi-year expansion with an estimated growth rate of 2.8%[1].

•	The Company’s projections extending through 2007, assume the commercial, institutional and industrial buildings markets will remain flat.

[1]	National Association of Homebuilders data presented in Citigroup analyst report on electrical equipment and multi industry sector dated 2/17/05.

HVAC Segment

RETROFIT MARKET FOR HVAC EQUIPMENT

•	HVAC equipment sales are largely driven by replacement of existing equipment (70% of total industry sales) and, to a lesser extent, by new construction (30% of sales).

	•	Life cycle for residential unitary equipment ranges from 8-12 years

	•	Life cycle for commercial equipment ranges from 20-30 years[1]

•	Nearly 75% of all domestic commercial buildings are more than 15 years old and it is likely that many HVAC systems will be in need of repair or upgrade over the next decade.

Age of Commercial Buildings (Number of Years)

[1]	Source: Citigroup analyst report on electrical equipment and multi industry sector dated 2/17/05.

HVAC Segment

RETROFIT MARKET FOR HVAC EQUIPMENT (CONTINUED)

IMPACT ON COMPANY

• Management believes that approximately 50% of the HVAC segment’s revenue is derived from the sales of HVAC equipment to the retrofit / replacement market.

•

With increasing remodeling and repair activity in the commercial real estate market, the Company should face strengthening demand for commercial air distribution and ventilation systems, commercial boilers and heating products.

HVAC Segment

COMMODITY PRICES

•

The HVAC segment consists principally of “metal fabrication and assembly” businesses. As such, it buys substantial amounts of commodities and is impacted by commodity price increases, in particular, steel, copper and aluminum.

•	As commodity prices have risen during 2004, the HVAC segment’s operating margins have deteriorated significantly.

HVAC Operating Margin vs. Metal Prices[1]

[1]	Operating Margins based on Mestek’s audited results.

HVAC Segment

COMMODITY PRICES (CONTINUED)

IMPACT ON COMPANY

• The competitive landscape and a lack of price elasticity of demand do not always allow the Company to pass along raw material price increases to its customers.

•

Although copper and aluminum prices are forecasted to flatten in 2005, if the rate of commodity price inflation continues to climb in 2005, with concurrent interest rate increases, the construction markets could be adversely impacted, thus potentially impacting the Company’s results of operations.

Metal Prices[1]

[1]	Source: Metals and Mining Weekly report by Desjardins Securities dated 3/21/05.

HVAC Segment

COMMODITY PRICES (CONTINUED)

•	Management believes that it has adequate sources of supply for its raw materials and components and has not had significant difficulty in obtaining raw materials.

•

In connection with the purchase of major commodities, principally copper, stainless steel and aluminum, the Company enters into some commodity forward agreements to effectively hedge a portion of the cost of the commodity. Approximately [x%] of the Company’s requirements are hedged, while the balance of the transactions required for these commodities are conducted in the cash or “spot” market. Therefore, although increases in commodity prices would affect the HVAC segment’s future financial performance, the Company’s involvement in some hedging activities would help mitigate some of the negative impact.

HVAC Segment

REGULATORY DEVELOPMENTS

•	The Department of Energy has issued a mandate that will require, effective January 26, 2006, that HVAC equipment producers manufacture products with a higher standard of energy efficiency.

•	Management has indicated that the Company will be unaffected by the new standard.

Metal Forming Segment

Metal Forming Segment

METAL FORMING SEGMENT PRODUCTS

THE METAL FORMING SEGMENT

•

The Metal Forming Segment, operating under the umbrella name “Formtek,” is comprised of several related entities, all of which are manufacturers, remanufacturers or distributors of equipment used by the Metal Forming industry.

•

Products are sold through factory direct, technical sales and independent dealers and distributors, in most cases to end-users, and in some cases to distributors or other original equipment manufacturers. The primary customers for Formtek products include:

	•	sheet metal and mechanical contractors,

	•	steel service centers,

	•	contract metal-stampers,

	•	contract roll formers,

	•	manufacturers of large and small appliances,

	•	commercial and residential lighting fixtures,

	•	automotive parts and accessories,

	•	office furniture and equipment,

	•	tubing and pipe products, and

	•	metal construction products.

Metal Forming Segment

METAL FORMING SEGMENT PRODUCTS (CONTINUED)

“Formtek”

FY 2004 Revenue: $97.0 million

Operating Margin: 0.9%1

Metal Forming

•	Roll formers

•	Roll former systems

•	Rotary punching & shearing units

•	Fenestration machines and systems

•	Automated guided vehicle systems

•	Tube & pipe material handling products

•	Flying cut-off dies and saws

•	Die rebuilding and maintenance

•	Electric control panels

Brands

•	Yoder

•	Dahlstrom

•	B&K

•	Win-Pro

•	Mentor AGVS

•	Krasny Kaplan

•	Hill Engineering

Metal Processing

•	Sheet metal forming equipment

•	Cutting machines

•	Duct lines

•	Stamped corner equipment

•	Multi-blanking & cut-to-length equipment

•	Custom fabrication systems and lines

•	Slitting & coil breakdown lines

•	Press feeding machines

•	Coil handling equipment

Brands

•	Lockformer	•	Elbow Machine

•	Vulcan Blue	•	Slears

•	PipeFab	•	Vulcan Green

•	Water-Jet	•	Lion

•	Elgin	•	Cooper-Weymouth

•	Pro-Duct	•	Rowe

•	Whisper-Loc	•	CoilMate / Dickerman

•	Cornermatic	•	IPI

[1]	Unadjusted

Metal Forming Segment

METAL FORMING SEGMENT PRODUCTS (CONTINUED)

•	Backlog for the Formtek segment showed a slight decline in 2004, primarily attributable to an increase in fourth quarter shipments in 2004 relative to 2003.

•	The segment’s backlog amount was $31.8 million as of April 30, 2005, a 25% increase from the end of 2004.

Formtek Backlog

Metal Forming Segment

INDUSTRIAL MACHINERY AND METAL FORMING INDUSTRY OVERVIEW

INDUSTRY TRENDS

•

The fragmented industrial machinery industry has experienced a significant amount of consolidation, with large participants divesting lagging units and making acquisitions to round-out product lines or to deepen penetration.

•

In part, consolidation is being driven by globalization trends and the demand for “one-stop-shopping”, whereby customers can obtain different products for their varied locations under the same procurement strategy and budget.

•	In a cyclical and low growth industry, cost cutting is a key strategy for companies to gain a competitive advantage.

•	Customers are pressuring the producers of industrial machinery to add more “value” to their products. “Value” is synonymous with reliability and has low sensitivity to price.

•	Customers’ demand for better quality and superior technology led to increasing R&D expenses and shorter product cycles.

INDUSTRY DRIVERS

•	Primary revenue drivers for machinery manufacturing companies are industrial production and factory utilization.

•	Costs are significantly impacted by metal, oil and gas prices.

Metal Forming Segment

INDUSTRIAL MACHINERY MANUFACTURING

•	Total output of industrial machinery production has risen steadily since November 2003.

•	The Machinery Manufacturing Index is an indicator of the performance of companies in the metal forming industry.

US Machinery Manufacturing Index[1]

[1]	Source: Bloomberg

[2]	Includes stock performance of Hardinge, Inc., Kennametal, Inc., and Reko International Group, Inc.

Metal Forming Segment

INDUSTRIAL MACHINERY MANUFACTURING (CONTINUED)

• Consumption of industrial machinery rebounded in 2004, after a slump during 2001 - 2003. This improvement portends increasing demand for the metal cutting and forming machinery.

•

According to the Precision Metalforming Association Survey for May 2005, 30% of industry participants expect the incoming orders to increase over the next 3 months and 42% expect the orders to remain the same.

US Machine Tool Consumption[1]

[1]	Source: US Machine Tool Distributors’ Association

Metal Forming Segment

CAPACITY UTILIZATION

•	Factory capacity utilization, which is an indicator of increasing capital spending, has exhibited steady growth since June 2003.

•

Industry research suggests that manufacturers begin adding incremental capacity when utilization reaches 80%. At lower levels of utilization manufacturers begin to replace old equipment rather than expand capacity.

•

At a current capacity level of approximately 79%, the maintenance, repair and overhaul segment (MRO) will experience the greatest near-term opportunities. Those companies that have established positions in this space and sizable aftermarket services are more likely to generate strong growth.

	•	In the longer term, when capacity will exceed 80%, companies with a broad set of offerings will be the likely beneficiaries of any incremental plant expansions.

Capacity Utilization Rates[1]

[1]	Source: Bloomberg

Metal Forming Segment

INDUSTRIAL MACHINERY UTILIZATION AND CAPACITY UTILIZATION

IMPACT ON COMPANY

• The Metal Forming Segment’s products have benefited from recent strengthening in the demand for machine tools.

•

The Company’s continuing efforts to integrate and synergize the various complementary franchises acquired over the years, aided by a rebound in machine tool demand, have begun to positively impact the segment’s revenues and margins.

•

Management continues to study ways to maximize the opportunities presented by its development of a multifaceted product platform under the “Formtek” name, which it believes is unique in the Metal Forming industry.

•

In 2004, $12.7 million (13%) of Formtek’s revenues were derived from the sales of “parts and services” to its customers. Parts and services tend to be fairly stable while machinery sales are cyclical. As a result, during periods of cyclical downturn parts and services can represent a larger proportion of total sales.

• Based on the established customer relationships and access to the replacement market, Formtek is well positioned to benefit from the current capacity utilization trends.

Metal Forming Segment

COMMODITY PRICES

• Metal prices are expected to continue to rise, putting upward pressure on prices of finished metal forming machinery.

•

Rising oil and gas prices have had a positive impact on industrial machinery manufacturers that supply the oil and gas sectors and have created performance problems for manufacturers that supply their products to sectors, which use oil and gas as production inputs.

Metal Prices[1]

Oil & Gas Prices[2]

[1]	Source: Metals and Mining Weekly report by Desjardins Securities dated 3/21/05.

[2]	Source: Bloomberg

Metal Forming Segment

COMMODITY PRICES (CONTINUED)

IMPACT ON COMPANY

•

In contrast to the HVAC segment, a higher percentage of Formtek products are sold on a “quoted basis” rather than via published list prices. This allows for a greater likelihood of passing on commodity cost increases.

Metal Forming Segment

OTHER FACTORS INFLUENCING THE METAL FORMING SEGMENT

•	Formtek has undertaken the following actions to improve its competitive position in the metal forming marketplace:

	•	Developed high quality reliable equipment with electronic and software controls improving performance and operational features;

	•	Completed a number of strategic acquisitions, which broadened the segment’s overall product offerings, created cross-selling opportunities, afforded synergies in sales, marketing and field service;

	•	Encouraged cooperative marketing, market development, new product development and international sales activities to strengthen the individual business units.

•

The Company continues to integrate and derive substantial synergies from the segment’s individual business units. Formtek’s goal is to create a single integrated metal forming and fabricating solutions provider for the metal forming and fabricating market place worldwide.

Preliminary Valuation Overview

Preliminary Valuation Overview

METHODOLOGIES EMPLOYED

Houlihan Lokey’s analysis will include (i) a review of the trading prices and volume for the Company’s publicly traded securities [(both before and after the Spin-Off)] as well as (ii) an independent analysis of the fair market value of the Company using three widely accepted methodologies. The methodologies to be employed will be:

1.	Market Multiple Methodology

2.	Comparable Transaction Methodology

3.	Discounted Cash Flow Methodology

MARKET MULTIPLE METHODOLOGY

The first approach, the Market Multiple methodology, involves the multiplication of various earnings and cash flow measures by appropriate risk-adjusted multiples. Multiples are determined through an analysis of certain publicly traded companies and industry transactions, selected on the basis of operational and economic similarity with the principal business operations of the Company. Earnings and cash flow multiples are calculated for the comparative companies based upon daily trading prices. A comparative risk analysis between the Company’s segments and the public companies forms the basis for the selection of appropriate risk adjusted multiples for the Company. The risk analysis incorporates both quantitative and qualitative risk factors which relate to, among other things, the nature of the industry in which the Company’s segments and the other comparative companies are engaged.

COMPARABLE TRANSACTION METHODOLOGY

The comparable transaction methodology, also involves multiples of earnings and cash flow. Multiples used in this approach are determined through an analysis of transactions involving controlling interests in companies with operations similar to the Company’s principal business operations.

Preliminary Valuation Overview

METHODOLOGIES EMPLOYED (CONTINUED)

DISCOUNTED CASH FLOW METHODOLOGY

In the Discounted Cash Flow methodology, pro forma (post Spin-Off) projections prepared by the management of the Company are utilized. The cash flows projected are analyzed on a “debt-free” basis (before cash payments to equity and interest bearing debt investors) in order to develop a value indication for the Company. A provision, based on these projections, for the value of the Company at the end of the forecast period, or terminal value, is also made. The present value of the cash flows and the terminal value is determined using a risk-adjusted rate of return or “discount rate.” The discount rate, in turn, is developed through an analysis of rates of return on alternative investment opportunities on investments in companies with similar risk characteristics to the Company’s operating segments.

Preliminary Valuation Overview

Preliminary Valuation Analysis - HVAC
Preliminary Valuation Analysis - Formtek

Preliminary Valuation Analysis - HVAC

REPRESENTATIVE LEVELS - HVAC[1]

Representative Levels - HVAC

(figures in thousands)

	3-Year Average	Fiscal Year Ended December 31,			Quarter Ended		LTM Ended

		2002	2003	2004	3/31/05	3/31/04	3/31/2005	2005	2006	2007

Reported Revenue	$265,141	$272,622	$262,205	$260,595	$64,667	$58,439	$266,823	$266,258	$274,348	$279,549

Revenue Growth %			-3.8%	-0.6%				2.2%	3.0%	1.9%

EBIT		$16,009	$7,163	$6,025	$2,858	$1,186	$8,042	$16,869	$21,769	$27,119

Add: Depreciation and Amortization		$6,369	$6,003	$5,173	$1,514	$1,149	$5,538	$5,147	$4,781	$4,594

EBITDA		$22,378	$13,166	$11,198	$4,372	$2,335	$13,580	$22,016	$26,550	$31,713

Less: Allocated Bonuses								$2,298	$3,196	$4,395

Add: Adjustments (1)		$0	$5,239	$1,789	$297	$336	$1,750	$1,000	$1,500	$500

Adjusted EBITDA	$17,923	$22,378	$18,405	$12,987	$4,669	$2,671	$14,985	$20,718	$24,854	$27,818

EBITDA Margin %	6.8%	8.2%	7.0%	5.0%	7.2%	4.6%	5.6%	7.8%	9.1%	10.0%
EBITDA Growth			-17.8%	-29.4%				59.5%	20.0%	11.9%

Less: Depreciation and Amortization		$6,369	$6,003	$5,173	$1,514	$1,149	$5,538	$5,147	$4,781	$4,594

Adjusted EBIT	$12,075	$16,009	$12,402	$7,814	$3,155	$1,522	$9,447	$15,571	$20,073	$23,224

EBIT Margin %	4.6%	5.9%	4.7%	3.0%	4.9%	2.6%	3.5%	5.8%	7.3%	8.3%
EBIT Growth			-22.5%	-37.0%				99.3%	28.9%	15.7%

Footnotes:
EBIT and EBITDA are adjusted for the following:

Plant Shutdown / Restructuring Costs			$5,239	$1,789	$297	$336	$1,750	$1,000	$1,500	$500

Total Adjustments		$0	$5,239	$1,789	$297	$336	$1,750	$1,000	$1,500	$500

[1]	Excludes Omega Flex

Preliminary Valuation Analysis - HVAC

VALUATION MULTIPLES – HVAC

EV / EBITDA

(figures in thousands)

			EV / EBITDA

	EV	3-YR Avg.	FYE	LTM	NFY	NFY + 1

Tier I - HVAC

Aaon Inc (1)	$229,849	9.5x	12.8x	11.5x	NA	NA
Lennox International Inc (2)	1,525,295	8.0x	7.1x	7.3x	6.3x	5.7x
York International Corp (3)	2,345,945	9.9x	9.9x	10.0x	8.6x	7.4x

Low		6.9x	7.1x	7.3x	6.3x	5.7x
High		9.9x	12.8x	11.5x	8.6x	7.4x
Median		8.7x	8.7x	10.0x	7.5x	6.5x
Mean		8.6x	9.3x	9.6x	7.5x	6.5x

(1)	No projections available.

(2)	Projected financial figures are based on a IBES report dated March 11, 2005.

(3)	Projected financial figures are based on a Baird report dated February 4, 2005.

Preliminary Valuation Analysis - HVAC

VALUATION MULTIPLES – HVAC (CONTINUED)

EV / Revenue

(figures in thousands)

			EV / Revenue

	EV	3-YR Avg.	FYE	LTM	NFY	NFY + 1

Tier I - HVAC

Aaon Inc (1)	$229,849	1.45x	1.33x	1.29x	1.18x	NA
Lennox International Inc (2)	1,525,295	0.54x	0.51x	0.51x	0.49x	0.48x
York International Corp (3)	2,345,945	0.57x	0.52x	0.51x	0.48x	0.45x

Low		0.54x	0.51x	0.51x	0.48x	0.45x
High		1.45x	1.33x	1.29x	1.18x	0.48x

Median		0.57x	0.52x	0.51x	0.49x	0.47x
Mean		0.85x	0.79x	0.77x	0.72x	0.47x

Footnotes:

(1)	No projections available.

(2)	Projected financial figures are based on a IBES report dated March 11, 2005.

(3)	Projected financial figures are based on a Baird report dated February 4, 2005.

Preliminary Valuation Analysis - HVAC

RISK RANKINGS – HVAC

Risk Rankings - HVAC

Size (Revenue, thousands)

York International Corp	$4,604,581
Lennox International Inc	$3,019,000
HVAC Segment	$266,823
Aaon Inc	$178,553

Size (Enterprise Value, thousands)

York International Corp	$2,345,945
Lennox International Inc	$1,525,295
Aaon Inc	$229,849

Historical Growth (2-Year Revenue)

York International Corp	8.3%
Aaon Inc	5.7%
Lennox International Inc	4.6%
HVAC Segment	-2.2%

Historical Growth (1-Year Revenue - 2003-2004)

Aaon Inc	16.4%
York International Corp	10.6%
Lennox International Inc	6.9%
HVAC Segment	-0.6%

Projected Growth (1-Year Revenue)

Aaon Inc	12.8%
York International Corp	7.5%
Lennox International Inc	3.3%
HVAC Segment	2.2%

Historical Growth (2-Year EBITDA)

Lennox International Inc	17.5%
York International Corp	1.4%
Aaon Inc	-19.5%
HVAC Segment	-23.8%

Historical Growth (1-Year EBITDA - 2003-2004)

Lennox International Inc	4.0%
York International Corp	-3.6%
HVAC Segment	-29.4%
Aaon Inc	-32.9%

Projected Growth (1-Year EBITDA)

HVAC Segment	59.5%
York International Corp	14.5%
Lennox International Inc	12.6%
Aaon Inc	NA

Projected Margin Growth NFY EBITDA Margin

HVAC Segment	7.8%
Lennox International Inc	7.8%
York International Corp	5.6%
Aaon Inc	NA

Profitability (EBIT to Revenue)

Aaon Inc	7.8%
Lennox International Inc	5.6%
York International Corp	3.3%
HVAC Segment	3.0%

Profitability (EBITDA to Revenue)

Aaon Inc	11.2%
Lennox International Inc	7.0%
York International Corp	5.1%
HVAC Segment	5.0%

Relative Depreciation (Depreciation to EBITDA)

York International Corp	35.2%
Aaon Inc	30.4%
Lennox International Inc	19.4%
HVAC Segment	0.0%

Internal Investment (Capital Expenditures to Revenue)

Aaon Inc	11.0%
York International Corp	1.7%
Lennox International Inc	1.6%
HVAC Segment	-1.5%

Liquidity (Current Ratio)

Aaon Inc	2.0
HVAC Segment	1.8
York International Corp	1.5
Lennox International Inc	1.4

Leverage (Debt to EV)

York International Corp	29.6%
Lennox International Inc	20.3%
Aaon Inc	0.7%

Preliminary Valuation Analysis - HVAC

MULTIPLES OVER TIME

[1]	Includes: Aaon Inc, Lennox International and York International.

Preliminary Valuation Analysis - HVAC

MULTIPLES OVER TIME (AAON VS. MESTEK)

Preliminary Valuation Analysis - HVAC

MULTIPLES OVER TIME (LENNOX VS. MESTEK)

Preliminary Valuation Analysis - HVAC

MULTIPLES OVER TIME (YORK VS. MESTEK)

Preliminary Valuation Analysis - HVAC

SUMMARY OF COMPARABLE TRANSACTIONS

Summary of Comparable Transactions

(figures in millions)

						LTM Enterprise Value Multiples						EBITDA

Announced	Effective	Target	Target Industry Segment	Acquiror	EV	Revenue		EBITDA		EBIT		Margin

HVAC Transactions

7/15/2004	10/31/2004	Nortek Holdings, Inc	Manufactures HVAC equipment	Thomas Lee / Management	$1,750.0	1.08	x	8.6	x	10.4	x	12.6%
1/28/2004	3/15/2004	Baxi Group Ltd.	Manufactures heating products	BC Partners Ltd.	1,258.8	1.01		NA		NA		NA
4/7/2003	6/16/2003	Buderus AG	Manufactures heating equipment	Robert Bosch	1,761.1	0.95		8.6		11.6		11.1%
4/13/2002	1/9/2003	Nortek, Inc.	Manufactures HVAC equipment	Kelso & Co.	1,337.0	0.72		6.2		8.5		11.7%

Low					$1,258.8	0.72	x	6.2	x	8.5	x	11.1%
High					$1,761.1	1.08	x	8.6	x	11.6	x	12.6%

Median					$1,543.5	0.98	x	8.6	x	10.4	x	11.7%
Mean					$1,526.7	0.94	x	7.8	x	10.2	x	11.8%

Preliminary Valuation Overview

Preliminary Valuation Analysis - HVAC
Preliminary Valuation Analysis - Formtek

Preliminary Valuation Analysis - Formtek

REPRESENTATIVE LEVELS - FORMTEK

Representative Levels - Formtek

(figures in thousands)
	3-Year Average	Fiscal Year Ended December 31,			Quarter Ended		LTM Ended 3/31/2005

		2002	2003	2004	3/31/05	3/31/04		2005	2006	2007

Reported Revenue	$76,264	$65,855	$66,905	$96,033	$20,214	$24,006	$92,241	$108,088	$118,038	$124,638

Revenue Growth %			1.6%	43.5%				12.6%	9.2%	5.6%

EBIT		(20,538)	(73,925)	9,556	(2,190)	(3,684)	11,050	3,013	6,102	7,197
Add: Depreciation and Amortization		1,880	1,670	1,940	422	462	1,900	2,090	1,757	1,483
EBITDA		(18,658)	(72,255)	11,496	(1,768)	(3,222)	12,950	5,103	7,859	8,680
Less: Bonus Allocation								702	804	1,105
Add: Adjustments (1)		$18,046	$69,603	($8,710)	$593	$3,661	($11,778)	$2,436	$0	$0

Adjusted EBITDA	($159)	($612)	($2,652)	$2,786	($1,175)	$439	$1,172	$6,837	$7,055	$7,575

EBITDA Margin %	-0.2%	-0.9%	-4.0%	2.9%	-5.8%	1.8%	1.3%	6.3%	6.0%	6.1%
EBITDA Growth			NMF	NMF				145.4%	3.2%	7.4%
Less: Depreciation and Amortization		$1,880	$1,670	$1,940	$422	$462	$1,900	$2,090	$1,757	$1,483

Adjusted EBIT	($1,989)	($2,492)	($4,322)	$846	($1,597)	($23)	($728)	$4,747	$5,298	$6,092

EB1T Margin %	-2.6%	-3.8%	-6.5%	0.9%	-7.9%	-0.1%	-0.8%	4.4%	4.5%	4.9%
EBIT Growth			NMF	NMF				461.1%	11.6%	15.0%

Footnotes:

EBIT and EBITDA are adjusted for the following:

Environmental Litigation Income		$18,046	$53,665	($17,738)	$0	$219	($17,957)
Bankruptcy Fees		$0	$5,963	$9,028	$401	$3,442	5,987
Impairment Charges		$0	$9,975					1,077
Closing FMI business								772
Metal Processing and Metal Forming Consolidation					$192		192	587

Total Adjustments		$18,046	$69,603	($8,710)	$593	$3,661	($11,778)	$2,436	$0	$0

Preliminary Valuation Analysis - Formtek

PRELIMINARY VALUATION MULTIPLES - FORMTEK

EV / EBITDA

(figures in thousands)
				EV / EBITDA

	EV	3-YR Avg.		FYE		LTM		NFY		NFY + 1

Industrial Equipment Manufacturers

Hardinge Inc (1)	$183,617	10.8	x	8.6	x	8.3	x	NA		NA
Kennametal Inc (2)	2,308,157	11.9	x	11.3	x	8.8	x	8.5	x	7.9	x
Reko International Group Inc (1)	50,617	NA		l0.l	x	10.9	x	NA		NA
Thermadyne Holdings Corp. (1)	364,518	8.3	x	8.9	x	8.7	x	NA		NA

Low		8.3	x	8.6	x	8.3	x	8.5	x	7.9	x
High		11.9	x	11.3	x	10.9	x	8.5	x	7.9	x
Median		10.8	x	9.5	x	8.7	x	8.5	x	7.9	x
Mean		10.3	x	9.7	x	9.1	x	8.5	x	7.9	x

Footnotes:
(1)	No projections available.

(2)	Projected financial figures are based on a Morgan Stanley report dated April 22, 2005.

Preliminary Valuation Analysis - Formtek

PRELIMINARY VALUATION MULTIPLES - FORMTEK (CONTINUED)

EV / Revenue

(figures in thousands)
				EV / Revenue

	EV	3-YR Avg.		FYE		LTM		NFY		NFY + 1

Tier I - Industrial Equipment Manufacturers

Hardinge Inc (1)	$183,617	0.94	x	0.79	x	0.74	x	NA		NA
Kennametal Inc (2)	2,308,157	1.30	x	1.17	x	1.04	x	1.02	x	0.98	x
Reko International Group Inc (1)	50,617	0.66	x	0.65	x	0.65	x	NA		NA
Thermadyne Holdings Corp. (1)	364,518	0.83	x	0.76	x	0.74	x	NA		NA

Low		0.66	x	0.65	x	0.65	x	1.02	x	0.98	x
High		1.30	x	1.17	x	1.04	x	1.02	x	0.98	x

Median		0.89	x	0.77	x	0.74	x	1.02	x	0.98	x
Mean		0.93	x	0.84	x	0.79	x	1.02	x	0.98	x

Footnotes:

(1)	No projections available.

(2)	Projected financial figures are based on a Morgan Stanley report dated April 22, 2005.

Preliminary Valuation Analysis - Formtek

RISK RANKINGS – FORMTEK

Risk Rankings - Formtek

Size (Revenue, thousands)

Kennametal Inc	$2,226,867
Thermadyne Holdings Corp	$491,972
Hardinge Inc	$248,185
Mestek - Formtek Segment	$92,241
Reko International Group Inc	$77,351

Size (Enterprise Value, thousands)

Kennametal Inc	$2,308,157
Thermadyne Holdings Corp	$364,518
Hardinge Inc	$183,617
Reko International Group Inc	$50,617

Historical Growth (1-Year Revenue 2003 - 2004)

Mestek - Formtek Segment	43.5%
Hardinge Inc	25.2%
Thermadyne Holdings Corp	14.9%
Kennametal Inc	12.1%
Reko International Group Inc	2.2%

Projected Growth (1-Year Revenue)

Kennametal Inc	15.3%
Mestek - Formtek Segment	12.6%
Hardinge Inc	NA
Reko International Group Inc	NA
Thermadyne Holdings Corp	NA

Historical Growth (1-Year EBITDA - 2003 - 2004)

Hardinge Inc	38.2%
Thermadyne Holdings Corp	12.8%
Kennametal Inc	11.2%
Reko International Group Inc	-38.7%
Mestek - Formtek Segment	NMF

Projected Growth (1-Year EBITDA)

Mestek - Formtek Segment	145.4%
Kennametal Inc	33.2%
Thermadyne Holdings Corp	NA
Reko International Group Inc	NA
Hardinge Inc	NA

Profitability (EBIT to Revenue)

Kennametal Inc	8.9%
Hardinge Inc	5.3%
Thermadyne Holdings Corp	3.8%
Reko International Group Inc	0.05%
Mestek - Formtek Segment	-0.8%

Leverage (Debt to EV)

Reko International Group Inc	67.2%
Thermadyne Holdings Corp	57.9%
Hardinge Inc	30.5%
Kennametal Inc	21.0%

Profitability (EBITDA to Revenue)

Kennametal Inc	11.8%
Hardinge Inc	8.9%
Thermadyne Holdings Corp	8.6%
Reko International Group Inc	6.0%
Mestek - Formtek Segment	1.3%

Relative Depreciation (Depreciation to EBITDA)

Mestek - Formtek Segment	162.1%
Reko International Group Inc	99.2%
Thermadyne Holdings Corp	55.4%
Hardinge Inc	40.8%
Kennametal Inc	24.9%

Internal Investment (Capital Expenditures to Revenue)

Kennametal Inc	3.5%
Thermadyne Holdings Corp	2.8%
Hardinge Inc	2.5%
Mestek - Formtek Segment	1.1%
Reko International Group Inc	0.9%

Liquidity (Current Ratio)

Hardinge Inc	3.2
Kennametal Inc	1.9
Thermadyne Holdings Corp	1.7
Reko International Group Inc	1.7
Mestek - Formtek Segment	0.9

Preliminary Valuation Analysis - Formtek

MULTIPLES OVER TIME

[1]	Includes: Reko International, Kennametal Corp Hardinge Inc. and Thermadyne Holdings.

Preliminary Valuation Analysis - Formtek

MULTIPLES OVER TIME (REKO INT’L VS. MESTEK)

Preliminary Valuation Analysis - Formtek

MULTIPLES OVER TIME (KENNAMETAL VS. MESTEK)

Preliminary Valuation Analysis - Formtek

MULTIPLES OVER TIME (HARDINGE VS. MESTEK)

Preliminary Valuation Analysis - Formtek

MULTIPLES OVER TIME (THERMADYNE VS. MESTEK)

Transaction Overview

Transaction Overview

OVERVIEW OF PROPOSED TRANSACTION

•	The Company’s 86% equity interest in Omega Flex will be distributed, pro-rata, in the Spin-Off to all of the Company’s public shareholders as of a record date to be established.

•

Following the Spin-Off, the Company is expected to effect the Reverse Split of 1 share for each 2,000 issued and outstanding shares of Common Stock. It is our understanding that Existing Shareholders (i.e., holders of less than one share of Common Stock following the Reverse-Stock Split) will receive cash (in an amount yet to be proposed) in lieu of receiving fractional shares of Common Stock.

•	Based on publicly available information, it is expected that there will be approximately [26] record holders of Common Stock after the Reverse Split.

Transaction Overview

RECENT TRADING HISTORY

•

That the Company’s stock price is trading at historical highs is most likely attributable to the (i) anticipated Spin-Off of Omega Flex and (ii) anticipation of a premium being paid in the Transaction (given that the price to be paid to Existing Shareholders in the Transaction has not yet been proposed).

•	Since the announcement of the Spin-Off and the Transaction, the Company’s stock performance has outperformed the S&P 500, S&P Industrial Machinery and Dow Jones Factory Equipment Indexes.

Mestek Price / Volume History

Mestek vs. Industry

Transaction Overview

TRANSACTION IMPACT ON OWNERSHIP AND CASH OUTFLOW REQUIRED [PRE SPIN-OFF]

						Cash Payment Assuming 30-day Average Price Prior to Announcement

Holder Name	Current # of Shares	% of O/S	# of New Shares	% of O/S	Fractional Shares @ 2000:1	with 0% Premium	with 10% Premium	with 20% Premium	with 30% Premium	with 40% Premium

REED JOHN E	3,297,893	38.3%	1,648	45.1%	1,893	$34,419	$37,861	$41,303	$44,745	$48,187
REED STEWART B	2,195,387	25.5%	1,097	30.0%	1,387	$25,219	$27,741	$30,263	$32,785	$35,307
Schwerin Boyle Capital Management, Inc.	500,372	5.8%	250	6.8%	372	$6,764	$7,440	$8,117	$8,793	$9,469
Fleet National Bank	368,157	4.3%	184	5.0%	157	$2,855	$3,140	$3,426	$3,711	$3,997
Third Avenue Management LLC	360,100	4.2%	180	4.9%	100	$1,818	$2,000	$2,182	$2,364	$2,546
Dimensional Fund Advisors, Inc.	242,900	2.8%	121	3.3%	900	$16,364	$18,001	$19,637	$21,274	$22,910
Paradigm Capital Management, Inc.	124,100	1.4%	62	1.7%	100	$1,818	$2,000	$2,182	$2,364	$2,546
California Public Employees Retirement System	25,900	0.3%	12	0.3%	1,900	$34,547	$38,001	$41,456	$44,911	$48,365
Northern Trust Global Investments	24,494	0.3%	12	0.3%	494	$8,982	$9,880	$10,779	$11,677	$12,575
Vanguard Group, Inc.	24,270	0.3%	12	0.3%	270	$4,909	$5,400	$5,891	$6,382	$6,873
Barclays Global Investors, N.A.	22,508	0.3%	11	0.3%	508	$9,237	$10,160	$11,084	$12,008	$12,931
Babson Capital Management LLC	21,300	0.2%	10	0.3%	1,300	$23,637	$26,001	$28,365	$30,728	$33,092
Gannett, Welsh & Kotler, Inc.	20,200	0.2%	10	0.3%	200	$3,637	$4,000	$4,364	$4,727	$5,091
Northern Trust Co. of Connecticut	18,100	0.2%	9	0.2%	100	$1,818	$2,000	$2,182	$2,364	$2,546
Mellon Bank Asset Mgmt. (Mellon Capital Mgmt.)	17,010	0.2%	8	0.2%	1,010	$18,364	$20,201	$22,037	$23,874	$25,710
HUNTER DAVID W	13,330	0.2%	6	0.2%	1,330	$24,183	$26,601	$29,019	$31,438	$33,856
OppenheimerFunds, Inc.	12,400	0.1%	6	0.2%	400	$7,273	$8,000	$8,728	$9,455	$10,182
TIAA-CREF Investment Management LLC	10,445	0.1%	5	0.1%	445	$8,091	$8,900	$9,709	$10,519	$11,328
HINDLE WINSTON R JR	9,000	0.1%	4	0.1%	1,000	$18,183	$20,001	$21,819	$23,637	$25,456
BNY Investment Advisors	5,100	0.1%	2	0.1%	1,100	$20,001	$22,001	$24,001	$26,001	$28,001
KELLY DAVID M	5,000	0.1%	2	0.1%	1,000	$18,183	$20,001	$21,819	$23,637	$25,456
Gilder, Gagnon, Howe & Co. LLC	4,000	0.0%	2	0.1%	0	$0	$0	$0	$0	$0
SHEA STEPHEN M	4,000	0.0%	2	0.1%	0	$0	$0	$0	$0	$0
COAD WILLIAM J	3,200	0.0%	1	0.0%	1,200	$21,819	$24,001	$26,183	$28,365	$30,547
KING GEORGE F	3,000	0.0%	1	0.0%	1,000	$18,183	$20,001	$21,819	$23,637	$25,456
Putnam Investment Management, Inc.	2,000	0.0%	1	0.0%	0	$0	$0	$0	$0	$0
DEWEY R BRUCE	1,307	0.0%	0	0.0%	1,307	$23,765	$26,141	$28,517	$30,894	$33,270
FILLER J NICHOLAS	1,200	0.0%	0	0.0%	1,200	$21,819	$24,001	$26,183	$28,365	$30,547
RAFFERTY WILLIAM S	1,000	0.0%	0	0.0%	1,000	$18,183	$20,001	$21,819	$23,637	$25,456
Charles Schwab Investment Management, Inc.	700	0.0%	0	0.0%	700	$12,728	$14,001	$15,273	$16,546	$17,819
Merrill Lynch Investment Managers, Inc./Mercury Advisors	500	0.0%	0	0.0%	500	$9,091	$10,000	$10,910	$11,819	$12,728
TRAINOR EDWARD J	500	0.0%	0	0.0%	500	$9,091	$10,000	$10,910	$11,819	$12,728
Merrill Lynch, Pierce, Fenner & Smith, Inc.	238	0.0%	0	0.0%	238	$4,327	$4,760	$5,193	$5,626	$6,058
PNC Bank, N.A. (PNC Advisors)	150	0.0%	0	0.0%	150	$2,727	$3,000	$3,273	$3,546	$3,818
United States Trust Co. of New York	100	0.0%	0	0.0%	100	$1,818	$2,000	$2,182	$2,364	$2,546
SEI Investments	45	0.0%	0	0.0%	45	$818	$900	$982	$1,064	$1,145

Other (Assuming <2000 Shares Per Holder)	1,260,094	14.7%	0	0.0%	1,260,094	$22,911,659	$25,202,825	$27,493,991	$29,785,157	$32,076,323

TOTAL	8,600,000	100.0%	3,658	100.0%	1,284,000	$23,346,330	$25,680,963	$28,015,596	$30,350,229	$32,684,862

Transaction Overview

TRANSACTION IMPACT ON OWNERSHIP AND CASH OUTFLOW REQUIRED [PRE SPIN-OFF]

(CONTINUED)

Sensitivity by Reverse Stock Split Scenarios

($ in thousands)

		Cash Payment for Fractional Shares

	New Shares O/S	with 0% Premium	with 10% Premium	with 20% Premium	with 30% Premium	with 40% Premium

2000 : 1	3,658	$23,346	$25,681	$28,016	$30,350	$32,685
3000 : 1	2,434	$23,601	$25,961	$28,321	$30,681	$33,041
4000 : 1	1,825	$23,637	$26,001	$28,365	$30,728	$33,092
5000 : 1	1,455	$24,092	$26,501	$28,910	$31,319	$33,729
6000 : 1	1,210	$24,365	$26,801	$29,237	$31,674	$34,110

Share Ownership Impact

		2000 : 1	3000 : 1	4000 : 1	5000 : 1	6000 : 1

	% of Total Shares Pre Transation	% of Total Shares Post Transation	% of Total Shares Post Transation	% of Total Shares Post Transation	% of Total Shares Post Transation	% of Total Shares Post Transation

REED JOHN E	38.3%	45.1%	45.2%	45.2%	45.3%	45.4%
REED STEWART B	25.5%	30.0%	30.0%	30.0%	30.2%	30.2%
Schwerin Boyle Capital Management, Inc.	5.8%	6.8%	6.8%	6.8%	6.9%	6.9%
Fleet National Bank	4.3%	5.0%	5.0%	5.0%	5.0%	5.0%
Third Avenue Management LLC	4.2%	4.9%	4.9%	4.9%	4.9%	5.0%
Dimensional Fund Advisors, Inc.	2.8%	3.3%	3.3%	3.3%	3.3%	3.3%
Paradigm Capital Management, Inc.	1.4%	1.7%	1.7%	1.7%	1.6%	1.7%
Other Minority Holders	17.6%	3.2%	3.1%	3.0%	2.7%	2.6%

Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

Transaction Overview

STRATEGIC ALTERNATIVES TO CONSIDER

•

One alternative to taking Mestek private via the Reverse Split could be a 100% acquisition by the Affiliated Shareholders. On the following pages we have illustrated the financial results of a hypothetical LBO transaction of Mestek (post Spin-Off).

•	Our base case analysis includes the following assumptions:

	•	Transaction occurs at the end of 2005

	•	Equity of Mestek (post Spin-Off) was based on hypothetical per share prices ranging from $15 to $20

	•	Total debt/EBITDA multiple not to exceed 4.5x

	•	Term Loan assumes amortization over 7 years and maturity in 5 years.

	•	Revolving credit facility of $5.0 million and letters of credit of $25.38 million (of which none are drawn)

	•	Management options going forward represent 5% of diluted shares ($0.01 exercise price)

	•	Internal rates of return are based on exiting investment between the years of 2006 and 2009 at exit multiples of 5x, 6x and 7x LTM EBITDA

	•	CAPEX assumed to grow at a rate of 3% per year from 2004 actual levels

	•	35% tax rate

•	We have also reviewed a downside scenario that assumes

	•	The Company achieves 80% of the EBITDA assumed under the base case

	•	$3 million is drawn down under the letter of credit each year to satisfy Met-Coil liabilities

Transaction Overview

LEVERAGED BUY OUT ANALYSIS – BASE CASE

SOURCES AND USES OF FUNDS & CALCULATION OF EQUITY PURCHASE PRICE

Sources of Funds

Revolving Credit Facility	$5,000
Undrawn Letter of Credit	25,384
Drawn Letter of Credit	—
Term Loan	$58,449

Total Senior Debt	$88,833
Subodinated Debt	$0
Sponsor Equity	$0
Affiliated Shareholders (Rollover @ 65.0%)	83,851
Pre-Transaction Cash Balance	—

Total Sources	$172,684

Uses of Funds

Purchase of Equity (100.0%)	$129,002
Repayment of Existing Debt	15,298
Transaction Expenses	3,000
Post-Transaction Cash Balance	—
Letter of Credit	25,384

Total Uses	$172,684

Calculation of Equity Purchase Price

Total Shares Outstanding	8,600
Implied Price per Share	$15.00

Market Value of Equity	$129,002

Total Equity Purchase Price	$129,002

PRO FORMA CAPITALIZATION ANALYSIS

		Annual Amort	Interest Rates		% Total	Multiple of ’05

	Amort		Cash	PIK	Capital	EBITDA

Revolving Credit Facility	$5,000	—	L + 400	—	2.9%	0.2	x
Undrawn Letter of Credit	25,384	—		—	14.7%	0.9	x
Term Loan Including Drawn LC	58,449	8,350	L + 450	—	33.8%	2.1	x

Total Senior Debt	$88,833	$8,350			51.4%	3.2	x

Subodinated Debt	$0	—			0.0%	0.0	x

Total Debt	$88,833	$8,350	—	—	51.4%	3.2	x

Sponsor Equity	—	—	—	—	0.0%	0.0	x
Rollover Equity	83,851	—	—	—	48.6%	3.0	x

Total Capitalization	$172,684				100.0%	6.3	x

Transaction Overview

LEVERAGED BUY OUT ANALYSIS – BASE CASE (CONTINUED)

EQUITY OWNERSHIP & RETURN ANALYSIS (ASSUMES 12/31/05 INVESTMENT DATE)

Calculation of Primary & Diluted Equity Splits

	Investment	Primary %	Diluted %

Equity Sponsor	$0	0.0%	0.0%
Rollover Equity	83,851	100.0%	95.0%
Management Options	—	0.0%	5.0%

	$83,851	100.0%	100.0%

Calculation of Terminal Equity Values

	Exit @ 12/31/06					Exit @ 12/31/07					Exit @ 12/31/08					Exit @ 12/31/09

IRR	5.0x		6.0x		7.0x	5.0x		6.0x		7.0x	5.0x		6.0x		7.0x	5.0x		6.0x		7.0x

Rollover Equity	19.7%		35.4%		49.5%	19.2%		28.2%		36.0%	18.4%		24.4%		29.6%	17.7%		21.9%		25.7%

Investment Mult.

Rollover Equity	1.4	x	1.8	x	2.2x	1.7	x	2.1	x	2.5x	2.0	x	2.4	x	2.8x	2.3	x	2.7	x	3.1	x

Equity Value
Rollover Equity	120,102		153,725		187,348	142,053		176,685		211,317	165,043		200,714		236,385	189,429		226,170		262,911
Mgmt. Options	6,321		8,091		9,860	7,476		9,299		11,122	8,686		10,564		12,441	9,970		11,904		13,837

	$126,423		$161,816		$197,209	$149,529		$185,984		$222,439	$173,730		$211,278		$248,827	$199,399		$238,074		$276,748

Transaction Overview

LEVERAGED BUY OUT ANALYSIS – BASE CASE (CONTINUED)

OPERATING PROJECTIONS

	Fiscal Year Ended, December 31,

	2005	2006	2007	2008	2009	2010

Revenue	$374,346	$392,386	$404,187	$416,313	$428,802	$441,666
% YoY Growth		4.8%	3.0%	3.0%	3.0%	3.0%

EBITDA	$27,555	$31,909	$35,393	36,455	37,548	38,675
% Margin	7.4%	8.1%	8.8%	8.8%	8.8%	8.8%

CAPEX	(4,137)	(4,261)	(4,389)	(4,521)	(4,656)	(4,796)

Taxes @ 35.0%	(6,909)	(8,390)	(9,807)	(10,322)	(10,847)	(11,573)

Working Capital Requirements	3,420	(2,072)	(1,332)	(1,372)	(1,413)	(1,456)

	0.9%	-0.5%	-0.3%	-0.3%	-0.3%	-0.3%

Free Cash Flow Before Debt Service	$19,929	$17,186	$19,865	$20,240	$20,632	$20,851

Total Scheduled Amortization	(8,350)	(8,350)	(8,350)	(8,350)	(8,350)	(25,049)

Total Cash Interest	(3,678)	($3,678)	(2,985)	(2,442)	(1,900)	(814)

Free Cash Flow Before Revolver Paydown	$7,901	$5,159	$8,531	$9,448	$10,382	($5,013)

Less: Revolver (Paydown) / Draw		(5,000)	—	—	—	—
Plus: Beginning Cash / (Cash Flow Deficit)		$7,901	8,060	16,591	26,039	36,421

Ending Cash Balance	$7,901	$8,060	$16,591	$26,039	$36,421	$31,408

Transaction Overview

LEVERAGED BUY OUT ANALYSIS – BASE CASE (CONTINUED)

PROJECTED CAPITALIZATION & CREDIT STATISTICS

			Fiscal Year Ended, December 31,

	Re-Cap		2006		2007		2008		2009		2010

Capitalization

Revolving Credit Facility	$5,000		—		—		—		—		—
Undrawn Letter of Credit	25,384		25,384		25,384		25,384		25,384		25,384
Term Loan Including Drawn LC	58,449		50,099		41,749		33,399		25,049		—

Total Senior Debt	$88,833		$75,483		$67,133		$58,783		$50,433		$25,384

Subodinated Debt	—		—		—		—		—		—

Total Debt	$88,833		$75,483		$67,133		$58,783		$50,433		$25,384

Credit Statistics

Revolving Credit Facility / EBITDA	0.2	x	—		—		—		—		—
Undrawn Letter of Credit / EBITDA	0.9	x	0.8	x	0.7	x	0.7	x	0.7	x	0.7	x
Term Loan Including Drawn LC / EBITDA	2.1	x	1.6	x	1.2	x	0.9	x	0.7	x	—

Total Senior Debt / EBITDA	3.2	x	2.4	x	1.9	x	1.6	x	1.3	x	0.7	x

Subodinated Debt / EBITDA	—		—		—		—		—		—

Total Debt / EBITDA	3.2	x	2.4	x	1.9	x	1.6	x	1.3	x	0.7	x

EBITDA/Cash Interest	7.5	x	8.7	x	11.9	x	14.9	x	19.8	x	47.5	x
EBITDA/Total Interest	7.5	x	8.7	x	11.9	x	14.9	x	19.8	x	47.5	x

EBITDA/ (Principal Payment + Interest)	2.3	x	2.7	x	3.1	x	3.4	x	3.7	x	1.5	x
(EBITDA-Capex) / (Principal + Cash Interest + Taxes)	1.2	x	1.4	x	1.5	x	1.5	x	1.6	x	0.9	x

Transaction Overview

LEVERAGED BUY OUT ANALYSIS – BASE CASE (CONTINUED)

INTEREST CALCULATIONS

		Fiscal Year Ended, December 31,

		2006	2007	2008	2009	2010

Average Balances

Revolver		$2,500	$0	$0	$0	$0
Letter of Credit		25,384	25,384	25,384	25,384	25,384
Term Loan		54,274	45,924	37,574	29,224	12,525
Subodinated Debt		—	—	—	—	—

Cash Interest Expense

Revolver	6.00%	$150	$0	$0	$0	$0
Term Loan	6.50%	3,528	2,985	2,442	1,900	814

Total Cash Interest Expense		$3,678	$2,985	$2,442	$1,900	$814

Plus: PIK Interest		—	—	—	—	—

Total Interest Expense		$3,678	$2,985	$2,442	$1,900	$814

Transaction Overview

LEVERAGED BUY OUT ANALYSIS – BASE CASE (CONTINUED)

RETURN CALCULATIONS

	Exit @ 12/31/07						Exit @ 12/31/08						Exit @ 12/31/09						Exit @ 12/31/10

Exit Multiple:	5.0x		6.0x		7.0x		5.0x		6.0x		7.0x		5.0x		6.0x		7.0x		5.0x		6.0x		7.0x

LTM EBITDA	$35,393		$35,393		$35,393		$36,455		$36,455		$36,455		$37,548		$37,548		$37,548		$38,675		$38,675		$38,675

TEV	$176,965		$212,358		$247,751		$182,274		$218,729		$255,184		$187,742		$225,291		$262,839		$193,374		$232,049		$270,724

Less: Debt	(67,133)		(67,133)		(67,133)		(58,783)		(58,783)		(58,783)		(50,433)		(50,433)		(50,433)		(25,384)		(25,384)		(25,384)
Plus: Ending Cash	16,591		16,591		16,591		26,039		26,039		26,039		36,421		36,421		36,421		31,408		31,408		31,408
Less: Cash Min	—		—		—		—		—		—		—		—		—		—		—		—

Equity Value	$126,423		$161,816		$197,209		$149,529		$185,984		$222,439		$173,730		$211,278		$248,827		$199,399		$238,074		$276,748

Equity Allocations (Fully Diluted)

Rollover @ 95.0%	120,102		153,725		187,348		142,053		176,685		211,317		165,043		200,714		236,385		189,429		226,170		262,911
Options @ 5.0%	6,321		8,091		9,860		7,476		9,299		11,122		8,686		10,564		12,441		9,970		11,904		13,837

	$126,423		$161,816		$197,209		$149,529		$185,984		$222,439		$173,730		$211,278		$248,827		$199,399		$238,074		$276,748

IRRs

Rollover	19.7%		35.4%		49.5%		19.2%		28.2%		36.0%		18.4%		24.4%		29.6%		17.7%		21.9%		25.7%

Multiple of Investment

Rollover	1.4	x	1.8	x	2.2	x	1.7	x	2.1	x	2.5	x	2.0	x	2.4	x	2.8	x	2.3	x	2.7	x	3.1	x

Transaction Overview

LEVERAGED BUY OUT ANALYSIS – BASE CASE SENSITIVITY

	Rollover Equity IRR

	Exit @ 12/31/06			Exit @ 12/31/07			Exit @ 12/31/08			Exit @ 12/31/09

Price Per Share	5.0x	6.0x	7.0x	5.0x	6.0x	7.0x	5.0x	6.0x	7.0x	5.0x	6.0x	7.0x

$15.00	19.7%	35.4%	49.5%	19.2%	28.2%	36.0%	18.4%	24.4%	29.6%	17.7%	21.9%	25.7%

$16.00	14.1%	29.6%	43.3%	15.6%	24.6%	32.4%	15.9%	21.8%	27.0%	15.7%	20.0%	23.7%

$17.00	9.0%	24.2%	37.7%	12.3%	21.2%	29.0%	13.5%	19.4%	24.6%	13.9%	18.1%	21.9%

$18.00	4.2%	19.2%	32.5%	9.2%	18.1%	25.8%	11.2%	17.1%	22.3%	12.1%	16.4%	20.1%

$19.00	-0.2%	14.6%	27.6%	6.2%	15.1%	22.8%	9.0%	15.0%	20.2%	10.4%	14.7%	18.5%

$20.00	-4.4%	10.2%	23.1%	3.4%	12.3%	19.9%	7.0%	13.0%	18.1%	8.8%	13.1%	16.9%

Transaction Overview

LEVERAGED BUY OUT ANALYSIS – DOWNSIDE CASE

SOURCES AND USES OF FUNDS & CALCULATION OF EQUITY PURCHASE PRICE

Sources of Funds

Revolving Credit Facility	$5,000
Undrawn Letter of Credit	22,384
Drawn Letter of Credit	3,000
Term Loan	$63,960

Total Senior Debt	$94,344
Subodinated Debt	$0
Sponsor Equity	$0
Affiliated Shareholders (Rollover @ 65.0%)	83,851
Pre-Transaction Cash Balance	—

Total Sources	$178,195

Uses of Funds

Purchase of Equity (100.0%)	$129,002
Repayment of Existing Debt	20,809
Transaction Expenses	3,000
Post-Transaction Cash Balance	—
Letter of Credit	25,384

Total Uses	$178,195

Calculation of Equity Purchase Price

Total Shares Outstanding	8,600
Implied Price per Share	$15.00

Market Value of Equity	$129,002

Total Equity Purchase Price	$129,002

PRO FORMA CAPITALIZATION ANALYSIS

		Annual	Interest Rates		% Total	Multiple of ‘05

	Amount	Amort	Cash	PIK	Capital	EBITDA

Revolving Credit Facility	$5,000	—	L + 400	—	2.8%	0.2	x
Undrawn Letter of Credit	22,384	—		—	12.6%	1.0	x
Drawn Letter of Credit	3,000	600	L + 450		1.7%	0.1	x
Term Loan	$63,960	9,137	L + 450	—	35.9%	2.9	x

Total Senior Debt	$94,344	$9,737			52.9%	4.3	x
Subodinated Debt	$0	—			0.0%	0.0	x

Total Debt	$94,344	$9,737	—	—	52.9%	4.3	x

Sponsor Equity	—	—	—	—	0.0%	0.0	x
Rollover Equity	83,851	—	—	—	47.1%	3.8	x

Total Capitalization	$178,195				100.0%	8.1	x

Transaction Overview

LEVERAGED BUY OUT ANALYSIS – DOWNSIDE CASE (CONTINUED)

EQUITY OWNERSHIP & RETURN ANALYSIS (ASSUMES 12/31/05 INVESTMENT DATE)

Calculation of Primary & Diluted Equity Splits

	Investment	Primary %	Diluted %

Equity Sponsor	$0	0.0%	0.0%
Rollover Equity	83,851	100.0%	95.0%
Management Options	—	0.0%	5.0%

	$83,851	100.0%	100.0%

Calculation of Terminal Equity Values

	Exit @ 12/31/06						Exit @ 12/31/07						Exit @ 12/31/08						Exit @ 12/31/09

IRR	5.0x		6.0x		7.0x		5.0x		6.0x		7.0x		5.0x		6.0x		7.0x		5.0x		6.0x		7.0x

Rollover Equity	-11.9%		4.7%		19.1%		-1.8%		8.5%		17.1%		2.9%		10.0%		15.9%		5.4%		10.6%		14.9%

Investment Mult.

Rollover Equity	0.8	x	l.l	x	1.4	x	0.9	x	1.3	x	1.6	x	l.l	x	1.5	x	1.8	x	1.3	x	1.7	x	2.0	x

Equity Value
Rollover Equity	65,092		91,991		118,890		79,457		107,162		134,868		94,161		122,697		151,234		109,315		138,708		168,101
Mgmt. Options	3,426		4,842		6,257		4,182		5,640		7,098		4,956		6,458		7,960		5,753		7,300		8,847

	$68,518		$96,833		$125,147		$83,639		$112,802		$141,966		$99,116		$129,155		$159,194		$115,069		$146,009		$176,949

Transaction Overview

LEVERAGED BUY OUT ANALYSIS – DOWNSIDE CASE (CONTINUED)

OPERATING PROJECTIONS

	Fiscal Year Ended, December 31,

	2005	2006	2007	2008	2009	2010

Revenue	$336,911	$353,147	$363,768	$374,681	$385,922	$397,499
% YoY Growth		4.8%	3.0%	3.0%	3.0%	3.0%

EBITDA	$22,044	$25,527	$28,314	29,164	30,039	30,940
% Margin	6.5%	7.2%	7.8%	7.8%	7.8%	7.8%

CAPEX	(4,137)	(4,261)	(4,389)	(4,521)	(4,656)	(4,796)

Taxes @ 35.0%	(4,731)	(5,907)	(7,030)	(7,489)	(7,956)	(8,484)

Working Capital Requirements	3,078	(1,865)	(1,199)	(1,235)	(1,272)	(1,310)
	0.9%	-0.5%	-0.3%	-0.3%	-0.3%	-0.3%

Free Cash Flow Before Debt Service	$16,254	$13,494	$15,697	$15,920	$16,155	$16,350

Term Loan Amortization	(9,137)	(9,137)	(9,137)	(9,137)	(9,137)	(27,411)

LC Amortization	(600)	(600)	(1,200)	(1,800)	(2,400)	(3,000)

Total Cash Interest	(4,389)	($4,389)	(3,841)	(3,247)	(2,652)	(1,903)

Free Cash Flow Before Revolver Paydown	$2,128	($631)	$1,519	$1,736	$1,966	($15,965)

Less: Revolver (Paydown) / Draw		(1,496)	(1,519)	(1,736)	(248)	14,247
Plus: Beginning Cash / (Cash Flow Deficit)		$2,128	—	—	—	1,718

Ending Cash Balance	$2,128	$0	$0	$0	$1,718	$0

Transaction Overview

LEVERAGED BUY OUT ANALYSIS – DOWNSIDE CASE (CONTINUED)

PROJECTED CAPITALIZATION & CREDIT STATISTICS

			Fiscal Year Ended, December 31,

	Re-Cap		2006		2007		2008		2009		2010

Capitalization

Revolving Credit Facility	$5,000		3,504		1,984		248		—		14,247
Undrawn Letter of Credit	22,384		19,984		18,184		16,984		16,384		16,384
Drawn Letter of Credit	3,000		5,400		7,200		8,400		9,000		9,000
Term Loan	63,960		54,822		45,685		36,548		27,411		—

Total Senior Debt	$94,344		$83,710		$73,054		$62,181		$52,795		$39,631

Subodinated Debt	—		—		—		—		—		—

Total Debt	$94,344		$83,710		$73,054		$62,181		$52,795		$39,631

Credit Statistics

Revolving Credit Facility / EBITDA	0.2	x	0.1	x	0.1	x	0.0	x	—		0.5	x
Undrawn Letter of Credit / EBITDA	1.0	x	0.8	x	0.6	x	0.6	x	0.5	x	0.5	x
Term Loan / EBITDA	2.9	x	2.1	x	1.6	x	1.3	x	0.9	x	—

Total Senior Debt / EBITDA	4.3	x	3.3	x	2.6	x	2.1	x	1.8	x	1.3	x

Subodinated Debt / EBITDA	—		—		—		—		—		—

Total Debt / EBITDA	4.3	x	3.3	x	2.6	x	2.1	x	1.8	x	1.3	x

EBITDA/Cash Interest	5.0	x	5.8	x	7.4	x	9.0	x	11.3	x	16.3	x
EBITDA/Total Interest	5.0	x	5.8	x	7.4	x	9.0	x	11.3	x	16.3	x

EBITDA/(Principal Payment + Interest)	1.6	x	1.9	x	2.2	x	2.4	x	2.5	x	1.1	x
(EBITDA-Capex)/(Principal + Cash Interest + Taxes)	1.0	x	1.1	x	1.2	x	1.2	x	1.3	x	0.7	x

Transaction Overview

LEVERAGED BUY OUT ANALYSIS – DOWNSIDE CASE (CONTINUED)

INTEREST CALCULATIONS

		Fiscal Year Ended, December 31,

		2006	2007	2008	2009	2010

Average Balances

Revolver		$4,252	$2,744	$1,116	$124	$7,123
Letter of Credit		21,184	19,084	17,584	16,684	16,384
Drawn Letter of Credit		4,200	6,300	7,800	8,700	9,000
Term Loan		59,391	50,254	41,117	31,980	13,706
Subodinated Debt		—	—	—	—	—

Cash Interest Expense

Revolver	6.00%	$255	$165	$67	$7	$427
Drawn Letter of Credit	6.50%	273	410	507	566	585
Term Loan	6.50%	3,860	3,267	2,673	2,079	891

Total Cash Interest Expense		$4,389	$3,841	$3,247	$2,652	$1,903

Plus: PIK Interest		—	—	—	—	—

Total Interest Expense		$4,389	$3,841	$3,247	$2,652	$1,903

Transaction Overview

LEVERAGED BUY OUT ANALYSIS – DOWNSIDE CASE (CONTINUED)

RETURN CALCULATIONS

	Exit @ 12/31/07						Exit @ 12/31/08						Exit @ 12/31/09						Exit @ 12/31/10

Exit Multiple:	5.0x		6.0x		7.0x		5.0x		6.0x		7.0x		5.0x		6.0x		7.0x		5.0x		6.0x		7.0x

LTM EBITDA	$28,314		$28,314		$28,314		$29,164		$29,164		$29,164		$30,039		$30,039		$30,039		$30,940		$30,940		$30,940

TEV	$141,572		$169,886		$198,201		$145,819		$174,983		$204,147		$150,194		$180,232		$210,271		$154,700		$185,639		$216,579

Less: Debt	(73,054)		(73,054)		(73,054)		(62,181)		(62,181)		(62,181)		(52,795)		(52,795)		(52,795)		(39,631)		(39,631)		(39,631)
Plus: Ending Cash	—		—		—		—		—		—		1,718		1,718		1,718		—		—		—
Less: Cash Min	—		—		—		—		—		—		—		—		—		—		—		—

Equity Value	$68,518		$96,833		$125,147		$83,639		$112,802		$141,966		$99,116		$129,155		$159,194		$115,069		$146,009		$176,949

Equity Allocations (Fully Diluted)

Rollover @ 95.0%	65,092		91,991		118,890		79,457		107,162		134,868		94,161		122,697		151,234		109,315		138,708		168,101
Options @ 5.0%	3,426		4,842		6,257		4,182		5,640		7,098		4,956		6,458		7,960		5,753		7,300		8,847

	$68,518		$96,833		$125,147		$83,639		$112,802		$141,966		$99,116		$129,155		$159,194		$115,069		$146,009		$176,949

IRRs

Rollover	-11.9%		4.7%		19.1%		-1.8%		8.5%		17.1%		2.9%		10.0%		15.9%		5.4%		10.6%		14.9%

Multiple of Investment

Rollover	0.8	x	1.1	x	1.4	x	0.9	x	1.3	x	1.6	x	l.l	x	1.5	x	1.8	x	1.3	x	1.7	x	2.0	x

Transaction Overview

LEVERAGED BUY OUT ANALYSIS – DOWNSIDE CASE SENSITIVITY

	Rollover Equity IRR

	Exit @ 12/31/06			Exit @ 12/31/07			Exit @ 12/31/08			Exit @ 12/31/09

Price Per Share	5.0x	6.0x	7.0x	5.0x	6.0x	7.0x	5.0x	6.0x	7.0x	5.0x	6.0x	7.0x

$15.00	-11.9%	4.7%	19.1%	-1.8%	8.5%	17.1%	2.9%	10.0%	15.9%	5.4%	10.6%	14.9%

$16.00	-17.1%	-0.6%	13.5%	-5.4%	4.9%	13.6%	0.2%	7.3%	13.3%	3.3%	8.5%	12.9%

$17.00	-22.1%	-5.6%	8.3%	-8.9%	1.5%	10.2%	-2.4%	4.8%	10.8%	1.2%	6.5%	11.0%

$18.00	-26.7%	-10.3%	3.5%	-12.3%	-1.7%	7.0%	-4.9%	2.4%	8.5%	-0.7%	4.7%	9.1%

$19.00	-31.1%	-14.7%	-1.0%	-15.5%	-4.7%	4.0%	-7.4%	0.1%	6.2%	-2.7%	2.8%	7.4%

$20.00	-35.4%	-18.9%	-5.2%	-18.6%	-7.7%	1.1%	-9.7%	-2.1%	4.1%	-4.5%	1.1%	5.7%

Appendix

Draft/Confidential

Transaction Overview

Reverse Split Considerations
Corporate Management Fee Allocation By Division
Comparable Company Descriptions - HVAC
Comparable Company Descriptions - Formtek

Reverse Split Considerations

RECENT GOING PRIVATE TRANSACTIONS

PREMIUMS PAID IN PREVIOUS GOING PRIVATE TRANSACTIONS

Premiums Summary

13e-3 Study - 1/1/04 - 5/1/05
Median Control Premiums In All Going Private Transactions

Transaction Value	# of Deals With Data	Median Control Premium

		1-Day	5-Day	20-Day

Under $10MM	52	12.3%	14.3%	15.2%
$10 - $ 100MM	18	20.5%	17.9%	13.9%
Over $ l00MM	31	10.2%	12.4%	16.5%

TOTAL	101	13.6%	14.1%	15.8%

13e-3 Study - 1/1/04 - 5/1/05
Median Control Premiums In Going Private Transactions with Acquirer Owning a

Transaction Value	# of Deals With Data	Median Control Premium

		1-Day	5-Day	20-Day

Under $10MM	4	14.4%	12.7%	12.0%
$10 - $100MM	4	21.5%	18.4%	19.1%
Over $ l00MM	2	18.1%	18.0%	15.8%

TOTAL	10	20.2%	15.8%	13.8%

13e-3 Study - 1/1/04 - 5/1/05
Median Control Premiums In Reverse Stock Split Transactions

Transaction Value	# of Deals With Data	Median Control Premium

		1-Day	5-Day	20-Day

Under $10MM	22	11.0%	11.7%	15.1%
$10 - $100MM	3	15.4%	17.9%	18.1%
Over $ l00MM	0	NA	NA	NA

TOTAL	25	12.3%	12.3%	15.2%

Reverse Split Considerations

RECENT GOING PRIVATE TRANSACTIONS (CONTINUED)

GOING PRIVATE TRANSACTIONS OVER $100 MILLION

Company	Date Announced	Terminated Filing	Value of Transaction ($ in mm)	Offer Price Per Share	Reverse Split	Premium
						1-Day	5-Day	20-Day

SunGard Data Systems Inc	3/28/2005	Still Trading	$10,964.9	$36.00	—	14.1%	14.9%	40.4%
Toys “R” Us Inc	3/17/2005	Still Trading	$6,060.2	$26.75	—	8.0%	12.1%	16.7%
Neiman Marcus Group Inc	5/2/2005	Still Trading	$5,094.9	$100.00	—	1.7%	-0.1%	6.4%
Panamsat Corp New	5/24/2004	Still Trading	$3,545.0	$23.50	—	1.7%	2.1%	1.8%
Gucci Group Nv	4/23/2004	Still Trading	$3,171.8	$85.52	—	0.0%	0.1%	0.1%
Circuit City Stores Inc	2/15/2005	Still Trading	$3,119.2	$17.00	—	19.5%	20.2%	21.2%
Select Medical Corp	10/18/2004	Still Trading	$1,978.5	$18.00	—	26.6%	27.5%	33.7%
LNR Property Corp	8/30/2004	Still Trading	$1,950.4	$63.10	—	6.8%	8.3%	13.7%
Masonite International Corp	12/22/2004	Still Trading	$1,846.3	$32.89	—	16.5%	18.1%	16.8%
AMC Entertainment Inc	7/22/2004	12/23/2004	$1,665.4	$19.50	—	13.6%	27.2%	28.1%
DoubleClick Inc	4/25/2005	Still Trading	$1,203.2	$8.50	—	-0.8%	15.6%	11.3%
US Oncology Inc	3/22/2004	Still Trading	$1,186.7	$15.05	—	18.5%	19.0%	17.6%
ShopKo Stores Inc	4/8/2005	Still Trading	$1,063.6	$24.00	—	4.2%	8.2%	11.1%
Hollywood Entertainment Corp	3/29/2004	Still Trading	$905.3	$14.00	—	30.8%	30.0%	25.5%
Texas Genco Holdings Inc	9/3/2004	12/14/2004	$716.1	$47.00	—	1.1%	1.4%	1.0%

Reverse Split Considerations

RECENT GOING PRIVATE TRANSACTIONS (CONTINUED)

	Date Announced	Terminated Filing	Value of Transaction ($ in mm)	Offer Price Per Share	Reverse Split	Premium
Company						1-Day	5-Day	20-Day

Rogers Wireless Communications Inc	12/16/2004	NA	$715.5	$41.59	—	3.1%	2.8%	-0.9%
Insight Communications Co Inc	3/7/2005	Still Trading	$640.1	$10.70	—	10.5%	12.4%	5.4%
Sinopec Beijing Yanhua Petrochemical Co.	12/30/2004	Still Trading	$495.9	$0.49	—	11.5%	11.7%	20.1%
Polaroid Holding Co	1/7/2005	4/27/2005	$422.3	$12.08	—	13.4%	14.4%	14.5%
Brookstone Inc	4/15/2005	Still Trading	$417.8	$20.50	—	31.4%	24.8%	44.5%
Del Laboratories Inc	7/2/2004	1/27/2005	$383.0	$35.00	—	14.0%	14.4%	16.5%
Insurance Auto Auctions Inc	2/22/2005	Still Trading	$356.1	$28.25	—	24.4%	23.9%	22.3%
MAPICS Inc	1/27/2005	4/19/2005	$347.2	$12.75	—	9.7%	13.7%	18.5%
Blair Corp	5/10/2005	Still Trading	$280.1	$36.00	—	3.5%	5.4%	18.8%
Noland Co	4/12/2005	Still Trading	$250.4	$74.00	—	52.3%	56.0%	51.0%
Gundle Sit Environmental Inc	3/10/2004	May-05	$234.0	$18.50	—	1.0%	0.9%	1.1%
Worldwide Restaurant Concepts	4/29/2005	Still Trading	$212.3	$7.00	—	42.3%	41.4%	44.3%
William Lyon Homes	4/26/2005	Still Trading	$204.8	$82.00	—	10.2%	11.8%	6.5%
Loehmann S Holdings Inc De	4/23/2004	Still Trading	$175.6	$23.00	—	5.7%	9.2%	12.0%
Barnesandnoble Com Inc	1/8/2004	May-05	$149.8	$3.05	—	5.2%	4.8%	5.9%
Onesource Information Services Inc	4/6/2004	Jun-05	$118.3	$8.85	—	7.7%	7.6%	7.7%

					High	52.3%	56.0%	51.0%
					Low	-0.8%	-0.1%	-0.9%

					Mean	13.2%	14.8%	17.2%
					Median	10.2%	12.4%	16.5%

Reverse Split Considerations

RECENT GOING PRIVATE TRANSACTIONS (CONTINUED)

GOING PRIVATE TRANSACTION FROM $10 MILLION TO $100 MILLION

	Date Announced	Terminated Filing	Value of Transaction ($ in mm)	Offer Price Per Share	Reverse Split	Premium

Company						1-Day	5-Day	20-Day

Chalone Wine Group Ltd	11/1/2004	Still Trading	$95.0	$11.75	—	13.6%	13.2%	13.8%
Johnson Outdoors Inc	2/20/2004	Still Trading	$87.7	$18.00	—	6.2%	6.3%	9.0%
Tickets.com Inc	2/15/2005	Still Trading	$62.4	$1.10	—	32.5%	29.4%	37.5%
Manchester Technologies Inc	4/18/2005	Still Trading	$58.0	$6.40	—	35.9%	21.9%	13.5%
Edelbrock Corp	6/25/2004	11/15/2004	$57.2	$16.75	—	12.8%	13.0%	12.0%
Dynex Capital Inc	2/13/2004	Still Trading	$55.7	NA	—	NA	NA	NA
Sportsline Com Inc	7/1/2004	12/10/2004	$51.5	$1.75	—	62.0%	64.3%	70.4%
Sea Pines Associates Inc	8/16/2004	NA	$23.4	$8.50	—	NA	NA	NA
Mossimo Inc	4/12/2005	Still Trading	$22.0	$4.00	—	20.5%	13.6%	13.2%
Quality Dining Inc	6/15/2004	Still Trading	$20.9	$3.20	—	42.9%	40.1%	40.8%
US Realty Partners Ltd Partnership	9/3/2004	Still Trading	$19.5	NA	—	NA	NA	NA
Pressure Biosciences Inc	4/16/2004	Still Trading	$19.3	$3.50	—	32.1%	32.3%	35.5%
Avoca Inc	8/16/2004	12/29/2004	$18.8	$28.00	1-100	30.2%	27.4%	26.7%
Dover Investments Corp	9/22/2004	Still Trading	$18.4	$31.30	—	14.1%	13.8%	12.9%
Vialta Inc	3/29/2005	Still Trading	$18.1	$0.36	—	60.0%	60.0%	50.0%
Minuteman International Inc	4/6/2004	11/5/2004	$15.8	$12.85	—	14.9%	14.5%	13.9%
Safeguard Health Enterprises Inc	1/9/2004	Still Trading	$13.0	$2.25	1-1,500	15.4%	17.9%	18.1%
Benchmark Bankshares Inc	12/27/2004	Still Trading	$11.8	$19.00	1-2,000	8.6%	11.6%	12.4%

					High	62.0%	64.3%	70.4%
					Low	6.2%	6.3%	9.0%

					Mean	26.8%	25.3%	25.3%
					Median	20.5%	17.9%	13.9%

Reverse Split Considerations

RECENT GOING PRIVATE TRANSACTIONS (CONTINUED)

GOING PRIVATE TRANSACTIONS UNDER $10 MILLION

	Date Announced	Terminated Filing	Value of Transaction ($ in mm)	Offer Price Per Share	Reverse Split	Premium

Company						1-Day	5-Day	20-Day

Rag Shops Inc	9/14/2004	10/21/2004	$9.8	$4.30	—	27.6%	22.3%	20.2%
Uni Marts Inc	1/22/2004	Still Trading	$9.3	$2.25	—	37.2%	37.9%	39.5%
Commercial National Financial Corp /Mi	11/18/2004	Still Trading	$8.8	$12.50	—	10.9%	10.3%	10.4%
Asa International Ltd	4/16/2004	Still Trading	$8.2	$4.29	1-600	12.3%	18.9%	16.8%
Waxman Industries Inc	1/29/2004	StillTrading	$8.1	$7.63	1-100	26.1%	29.5%	31.5%
PDS Gaming Corp	6/10/2004	Still Trading	$7.5	$2.75	—	51.9%	51.3%	51.2%
Boyd Bros Transportation Inc	1/2/2004	Still Trading	$6.9	$7.00	—	13.8%	20.7%	28.0%
Telefonica Del Peru SAA	4/29/2004	Feb-05	$5.6	NA	—	NA	NA	NA
American Bancorp Inc/La	4/16/2004	9/7/2004	$5.4	$140.24	—	-22.1%	-18.9%	-16.2%
Bulova Corp	12/1/2004	1/18/2005	$5.2	$35.00	—	19.7%	19.2%	19.4%
Pioneer Railcorp	9/21/2004	Still Trading	$4.9	$2.85	—	27.8%	31.1%	30.7%
Vestin Group Inc	8/23/2004	Still Trading	$4.4	$1.87	—	-2.6%	-3.8%	-25.2%
Kontron Mobile Computing Inc	6/15/2004	Still Trading	$4.0	$0.55	—	19.6%	24.4%	33.3%
Prab Inc	2/23/2004	Still Trading	$3.7	$2.40	—	5.3%	4.9%	4.1%
Novel Denim Holdings Ltd	11/24/2004	Still Trading	$3.6	$1.20	—	103.4%	61.8%	68.2%
Hemosol Inc	3/19/2004	Still Trading	$3.5	$0.89		4.1%	-4.2%	-16.8%
Crown Andersen Inc	4/21/2004	Still Trading	$3.0	$1.59	1-500	-4.8%	-6.6%	-2.9%
Easton Bancorp Inc	2/10/2004	Still Trading	$3.0	$16.29	—	-2.3%	-2.6%	-3.4%
Bionova Holding Corp	2/4/2004	Mar-05	$2.9	$0.09	—	-40.0%	-32.5%	-38.0%
Southern Michigan Bancorp Inc	9/3/2004	Still Trading	$2.7	$29.00	—	19.5%	20.0%	20.0%
Horizon Telcom Inc	12/21/2004	Still Trading	$2.0	$165.00	1-125	112.9%	112.9%	112.9%
Star Multi Care Services Inc	1/23/2004	Still Trading	$2.0	$0.13	1-55,000	-10.0%	-23.2%	-20.2%
Southern Security Life Insurance Co	9/1/2004	Still Trading	$1.9	$3.84	—	7.3%	9.5%	12.5%
Travis Boats & Motors Inc	11/23/2004	Still Trading	$1.7	$0.40	—	8.1%	5.7%	6.9%
Gristedes Foods Inc	9/10/2004	11/19/2004	$1.5	$0.87	—	6.1%	3.7%	3.0%
KS Bancorp Inc	12/22/2004	Still Trading	$1.4	$24.00	1-200	17.5%	17.2%	15.2%
Central Federal Corp	11/26/2004	Still Trading	$1.4	$14.50	1-500	29.5%	29.3%	25.7%

Reverse Split Considerations

RECENT GOING PRIVATE TRANSACTIONS (CONTINUED)

	Company	Date Announced	Terminated Filing	Value of Transaction ($ in mm)	Offer Price Per Share	Reverse Split	Premium

							1-Day	5-Day	20-Day

WSTD	Western Standard Corp	11/16/2004	Still Trading	$1.4	$0.32	—	137.0%	137.0%	205.4%
OPST	OPT Sciences Corp	11/3/2004	Still Trading	$1.0	$4.75	1-2,000	-36.7%	-35.2%	-38.6%
WEBO	Webco Industries Inc	8/4/2004	Still Trading	$1.0	$6.50	—	37.4%	48.6%	57.6%
NA	Portland Brewing Co	4/9/2004		$1.0	$0.10	1-600,000	NA	NA	NA
SSUG	Sterling Sugars Inc	11/23/2004	Still Trading	$0.9	$9.00	1-2,000	23.7%	25.9%	24.9%
MPSI	MPSI Systems Inc	3/3/2004	Still Trading	$0.9	$0.30	1-100	20.0%	-6.5%	-3.3%
STBI	Sturgis Bancorp Inc	9/29/2004	Still Trading	$0.7	$16.00	—	18.1%	18.1%	16.3%
SMLE	Semele Group Inc	1/16/2004	Still Trading	$0.7	$1.40	1-4,001	-6.7%	28.4%	49.8%
CITI	Canterbury Consulting Group Inc	11/1/2004	12/16/2004	$0.6	$0.40	—	-9.1%	8.6%	-0.4%
MWVT	Microwave Transmission Systems Inc	7/8/2004	12/14/2004	$0.4	$0.48	—	37.1%	37.1%	37.1%
TTMC	Touchtunes Music Corp	2/12/2004	Still Trading	$0.4	$0.50	1-2,000	85.2%	74.4%	76.7%
SPTM	Spectrum Laboratories Inc /Ca	10/13/2004	Still Trading	$0.3	$2.56	1-25,000	0.4%	0.4%	0.4%
UFAB	Unifab International Inc	10/8/2004	Still Trading	$0.2	$0.20	—	-72.6%	-75.0%	-74.9%
WEFC	Wells Financial Corp	9/28/2004	Still Trading	$0.2	$31.50	1-100	9.6%	12.3%	15.0%
LOGN	Logansport Financial Corp	5/28/2004	Still Trading	$0.2	$22.50	—	7.9%	14.3%	11.5%
DALN	Daleen Technologies Inc	5/21/2004	Still Trading	$0.2	$0.30	1-500	500.0%	500.0%	241.6%
RGEQ	Regency Equities Corp	1/26/2004	Still Trading	$0.2	$0.02	—	0.0%	-0.6%	-1.5%
HNFSA	Hanover Foods Corp /Pa/	12/6/2004	Still Trading	$0.1	$131.00	—	49.1%	49.2%	50.9%
BSTW	Bestway Inc	11/5/2004	Still Trading	$0.1	$13.00	1-100	8.8%	7.7%	16.6%
N/A	Pacific Security Companies	10/25/2004	NA	$0.1	$0.10	1-10,000	NA	NA	NA
HICKA	Hickok Inc	8/11/2004	Still Trading	$0.1	$10.00	—	51.5%	54.6%	51.6%
MAIY	MAI Systems Corp	12/9/2004	Still Trading	$0.0	$0.17	1-150	6.3%	2.0%	5.4%
CROE	Crown Energy Corp	7/14/2004	Still Trading	$0.0	$0.03	1-1,000	0.0%	11.1%	12.2%
AMBF	Ambassador Food Services Corp	3/8/2004	Still Trading	$0.0	$0.35	1-30	25.0%	-0.2%	-3.0%
HMLK	Hemlock Federal Financial Corp	3/16/2004	Still Trading	NA	$29.00	1-100	3.6%	3.5%	2.2%

						High	500.0%	500.0%	241.6%
						Low	-72.6%	-75.0%	-74.9%

						Mean	28.0%	27.6%	24.1%
						Median	12.3%	14.3%	15.2%

Reverse Split Considerations

RECENT GOING PRIVATE TRANSACTIONS (CONTINUED)

GOING PRIVATE DEALS WITH ACQUIRER OWNING A MAJORITY INTEREST PRIOR TO THE TRANSACTION

	Date Announced	Terminated Filing	Value of Transaction ($ in mm)	Offer Price Per Share	% Ownership Prior to Transaction		Premium

Company						Reverse Split	1-Day	5-Day	20-Day

Gristedes Foods Inc	4/13/2004	Still Trading	$1.4	$0.87	92.1%	—	8.7%	7.4%	9.4%
Security Capital Corp	7/14/2004	Still Trading	$21.1	$10.65	73.4%	—	29.1%	29.1%	54.6%
William Lyon Homes	4/26/2005	Still Trading	$204.8	$82.00	71.2%	—	10.2%	11.8%	6.5%
Minuteman International Inc	4/5/2004	11/8/2004	$15.7	$13.75	68.1%	—	22.6%	23.3%	25.0%
Detwiler Mitchell & Co	11/3/2004	Still Trading	$1.4	$1.25	65.0%	—	0.8%	0.0%	-3.8%
Mossimo Inc	4/12/2005	Still Trading	$22.0	$4.00	64.5%	—	20.5%	13.6%	13.2%
Edelbrock Corp	6/25/2004	12/23/2004	$47.7	$16.75	63.1%	—	12.8%	13.1%	11.7%
Cox Communications Inc	8/2/2004	12/8/2004	$8,389.6	$34.75	61.4%	—	26.0%	24.2%	25.1%
Elmer’s Restaurants Inc	8/6/2004	4/21/2005	$5.7	$7.50	54.8%	—	20.0%	17.9%	14.5%
Rag Shops Inc	9/13/2004	12/1/2004	$9.4	$4.30	53.8%	—	23.2%	19.4%	19.4%

						High	29.1%	29.1%	54.6%
						Low	0.8%	0.0%	-3.8%

						Mean	17.4%	16.0%	17.6%
						Median	20.2%	15.8%	13.8%

Reverse Split Considerations

RECENT GOING PRIVATE TRANSACTIONS (CONTINUED)

ALL TRANSACTIONS

	Announcement	Terminated	Price		%	Average Weekly Volume		%
Company Name	Date	Filing	1 Day prior	6 Months after	Change	1 Day prior	6 Months after	Change

Sungard Data Systems Inc.	3/28/2005	Still Trading	$31.55	$33.73	6.9%	10,586.150	2,142.137	-79.8%
Toys “R” Us Inc.	3/17/2005	Still Trading	$24.77	$25.44	2.7%	5,501.975	2,223.638	-59.6%
Neiman Marcus Group Inc.	5/2/2005	Still Trading	$98.32	$94.68	-3.7%	1,077.737	1,184.275	9.9%
Circuit City Stores Inc.	2/15/2005	Still Trading	$14.23	$16.06	12.9%	997.763	1,234.425	23.7%
Doubleclick Inc.	4/25/2005	Still Trading	$8.57	$7.98	-6.9%	3,484.591	3,232.068	-7.2%
Shopko Stores Inc.	4/8/2005	Still Trading	$23.03	$23.43	1.7%	296.038	464.750	57.0%
Insight Communications Co. Inc.	3/7/2005	Still Trading	$9.68	$11.24	16.1%	540.561	286.952	-46.9%
Polaroid Hldg Co Com	1/7/2005	4/27/2005	$10.65	$12.25	15.0%	8.760	0.795	-90.9%
Brookstone Inc.	4/15/2005	Still Trading	$15.60	$19.50	25.0%	108.951	192.031	76.3%
Insurance Auto Auctions Inc.	2/22/2005	Still Trading	$22.70	$28.15	24.0%	17.534	29.240	66.8%
Mapics Inc.	1/27/2005	4/19/2005	$11.62	$12.74	9.6%	63.316	195.170	208.2%
Blair Corp.	5/10/2005	Still Trading	$34.78	$36.05	3.7%	28.413	39.663	39.6%
Noland Co.	4/12/2005	Still Trading	$48.58	$74.10	52.5%	0.816	5.739	603.2%
Worldwide Restaurant Concepts Inc.	4/29/2005	Still Trading	$4.92	$6.47	31.5%	41.300	208.813	405.6%
William Lyon Homes Inc.	4/26/2005	Still Trading	$74.40	$89.78	20.7%	65.000	81.938	26.1%
Tickets.Com Inc	2/15/2005	Still Trading	$0.83	$1.08	29.5%	2.512	2.773	10.4%
Manchester Technologies Inc.	4/18/2005	Still Trading	$4.71	$6.25	32.7%	23.470	28.111	19.8%
Mossimo Inc.	4/12/2005	Still Trading	$3.32	$4.28	28.9%	5.266	11.194	112.6%
Vialta Inc.	3/29/2005	Still Trading	$0.23	$0.35	53.3%	16.221	42.578	162.5%
Sinopec Beijing Yanhua Petrochemical Co.	12/30/2004	Still Trading	$3.43	$3.78	10.2%	10,298.100	—	-100.0%
Benchmark Bankshares Inc.	12/27/2004	Still Trading	$17.50	$16.00	-8.6%	1.063	1.024	-3.6%
Masonite Intl Corp Com	12/22/2004	Still Trading	$28.23	$34.55	22.4%	51.900	—	-100.0%
Ks Bancorp Inc.	12/22/2004	Still Trading	$16.34	$19.75	20.9%	0.041	—	-100.0%
Horizon Telecom Inc	12/21/2004	Still Trading	$77.50	$135.00	74.2%	—	—	NMF
Rogers Wireless Corp	12/16/2004	NA	$40.32	$40.32	0.0%	12.850	0.000	-100.0%
Mai Systems Corp.	12/9/2004	Still Trading	$0.16	$0.07	-56.3%	8.758	1.000	-88.6%
Hanover Foods Corp.	12/6/2004	Still Trading	$87.88	$105.00	19.5%	—	—	NMF
Bulova Corp Com	12/1/2004	1/18/2005	$29.25	$29.25	0.0%	0.027	0.000	-100.0%
Central Federal Corp.	11/26/2004	Still Trading	$11.20	$10.45	-6.7%	9.492	3.800	-60.0%
Novel Denim Holdings Ltd.	11/24/2004	Feb-05	$0.59	$1.24	110.2%	3.019	—	-100.0%
Travis Boats & Motors Inc.	11/23/2004	3/15/2005	$0.37	$0.38	2.7%	34.082	—	-100.0%
Sterling Sugars Inc.	11/23/2004	Still Trading	$7.28	$8.30	14.1%	0.090	1.225	1264.9%

Reverse Split Considerations

RECENT GOING PRIVATE TRANSACTIONS (CONTINUED)

	Announcement	Terminated	Price		%	Average Weekly Volume		%
Company Name	Date	Filing	1 Day prior	6 Months after	Change	1 Day prior	6 Months after	Change

Commercial National Financial Corp.	11/18/2004	Still Trading	$11.28	$11.75	4.2%	0.521	0.025	-95.2%
Western Standard Corp.	11/16/2004	3/4/2005	$0.14	$0.30	122.2%	1.875	0.300	-84.0%
Bestway Inc.	11/5/2004	Still Trading	$11.95	$12.10	1.3%	—	0.025	NMF
O P T Sciences Corp	11/3/2004	Still Trading	$7.50	$6.10	-18.7%	0.350	0.038	-89.3%
Chalone Wine Group Ltd	11/1/2004	2/8/2005	$10.34	$14.28	38.1%	2.095	0.000	-100.0%
Canterbury Consulting Grp	11/1/2004	12/16/2004	$0.44	$0.20	-55.7%	1.984	0.393	-80.2%
Select Medical Corp.	10/18/2004	2/24/2005	$14.22	$17.99	26.5%	612.325	478.400	-21.9%
Spectrum Laboratories Inc.	10/13/2004	Still Trading	$2.55	$2.35	-7.8%	—	—	NMF
Unifab International Inc.	10/8/2004	Still Trading	$0.73	$0.30	-58.9%	2.676	2.748	2.7%
Sturgis Bancorp Inc.	9/29/2004	Still Trading	$13.55	$11.98	-11.6%	0.388	0.441	13.7%
Wells Financial Corp.	9/28/2004	Still Trading	$28.75	$35.00	21.7%	2.838	0.180	-93.7%
Dover Invt Corp Cl A	9/22/2004	2/4/2005	$27.43	$31.63	15.3%	0.013	0.001	-92.0%
Pioneer Railcorp	9/21/2004	Still Trading	$2.23	$3.15	41.3%	3.522	1.015	-71.2%
Rag Shops Inc.	9/14/2004	10/21/2004	$3.37	$4.27	26.7%	0.907	0.300	-66.9%
Gristede’S Foods Inc.	9/10/2004	11/19/2004	$0.82	$0.86	4.9%	2.713	0.200	-92.6%
Texas Genco Holdings Inc.	9/3/2004	12/14/2004	$46.48	$46.98	1.1%	81.775	41.000	-49.9%
Us Rlty Partners Ltd	9/3/2004	Still Trading	$2.08	$1.90	-8.4%	—	0.013	NMF
Southern Michigan Bancorp	9/3/2004	Still Trading	$24.27	$26.25	8.2%	0.286	1.060	271.2%
Southern Sec Life Ins Inc Com	9/1/2004	Still Trading	$3.58	$3.82	6.6%	1.263	—	-100.0%
Lnr Property Corp	8/30/2004	2/3/2005	$59.10	$63.07	6.7%	133.450	133.800	0.3%
Vestin Group Inc	8/23/2004	Still Trading	$1.92	$2.75	43.2%	4.856	1.023	-78.9%
Avoca Inc Com New	8/16/2004	12/29/2004	$2,150.00	$4,100.00	90.7%	0.004	—	-100.0%
Hickok Inc. (Cl A)	8/11/2004	Still Trading	$6.60	$6.50	-1.5%	0.363	1.038	186.2%
Webco Industries Inc.	8/4/2004	Still Trading	$4.73	$6.70	41.6%	15.063	53.545	255.5%
Crown Energy Corp.	7/14/2004	Still Trading	$0.03	$0.01	-56.0%	0.575	0.581	1.1%
Microwave Transmission Systems Inc.	7/8/2004	12/14/2004	$0.56	$0.35	-36.9%	—	—	NMF
Del Laboratories Inc.	7/2/2004	1/27/2005	$30.70	$34.80	13.4%	12.088	21.475	77.7%
Sportsline.Com Inc.	7/1/2004	12/10/2004	$1.08	$1.74	61.1%	53.391	20.640	-61.3%
Edelbrock Corp.	6/25/2004	11/15/2004	$14.86	$16.70	12.4%	1.247	0.350	-71.9%
Quality Dining Inc.	6/15/2004	Still Trading	$2.24	$3.10	38.5%	15.272	19.943	30.6%
Fieldworks, Inc.	6/15/2004	10/1/2004	$0.46	$0.65	41.3%	15.085	0.500	-96.7%
Pds Gaming Corp Com	6/10/2004	10/22/2004	$1.81	$2.13	17.7%	1.913	1.800	-5.9%
Logansport Financial Corp.	5/28/2004	Still Trading	$20.86	$18.70	-10.4%	2.953	0.081	-97.2%

Reverse Split Considerations

RECENT GOING PRIVATE TRANSACTIONS (CONTINUED)

	Announcement	Terminated	Price		%	Average Weekly Volume		%
Company Name	Date	Filing	1 Day prior	6 Months after	Change	1 Day prior	6 Months after	Change

Panamsat Corp.	5/24/2004	8/24/2005	$23.11	$23.45	1.5%	558.017	9.600	-98.3%
Daleen Technologies Inc.	5/21/2004	10/19/2004	$0.05	$0.05	0.0%	77.555	44.500	-42.6%
Gucci Group N.V.	4/23/2004	Still Trading	$85.48	$85.10	-0.4%	87.700	0.751	-99.1%
Loehmanns Holdings Inc.	4/23/2004	10/13/2004	$21.75	$22.95	5.5%	6.421	1.560	-75.7%
Crown Andersen Inc.	4/21/2004	Still Trading	$1.67	$1.80	7.8%	7.417	6.849	-7.7%
Pressure Biosciences Inc.	4/16/2004	Still Trading	$2.65	$3.30	24.5%	5.374	1.895	-64.7%
American Bancorp Inc.	4/16/2004	9/7/2004	$180.00	$138.00	-23.3%	0.008	—	-100.0%
Onesource Information Services Inc.	4/6/2004	6/4/2005	$8.22	$8.84	7.5%	10.511	1.000	-90.5%
Minuteman International Inc.	4/6/2004	11/5/2004	$11.19	$13.62	21.8%	0.400	0.113	-71.9%
Hollywood Entertainment Corp	3/29/2004	Still Trading	$10.70	$9.92	-7.3%	482.335	560.166	16.1%
Us Oncology Inc.	3/22/2004	4/27/2005	$12.70	$13.25	4.3%	426.484	250.000	-41.4%
Hemosol Corp.	3/19/2004	Still Trading	$0.85	$0.57	-32.9%	278.514	31.257	-88.8%
Hemlock Federal Financial Corp.	3/16/2004	Still Trading	$28.01	$26.88	-4.0%	0.475	0.084	-82.3%
Ambassador Food Svcs Corp Com	3/8/2004	Still Trading	$0.28	$0.37	32.1%	0.038	0.013	-66.7%
Mpsi Systems Inc.	3/3/2004	Still Trading	$25.00	$17.00	-32.0%	0.000	0.002	307.0%
Johnson Outdoors Inc.	2/20/2004	Still Trading	$16.95	$19.37	14.3%	14.079	5.185	-63.2%
Touchtunes Music Corp.	2/12/2004	Still Trading	$0.27	$0.30	9.3%	8.378	45.060	437.8%
Easton Bancorp Inc.	2/10/2004	Still Trading	$16.68	$18.50	10.9%	0.206	—	-100.0%
Bionova Hldg Corp Com	2/4/2004	3/30/2004	$0.15	$0.10	-33.3%	4.464	2.000	-55.2%
Waxman Industries Inc.	1/29/2004	Still Trading	$6.05	$6.00	-0.8%	0.000	3.631	NMF
Star Multi Care Svcs Inc	1/23/2004	5/27/2004	$0.14	$0.12	-14.3%	18.298	2.700	-85.2%
Uni-Marts Inc.	1/22/2004	6/30/2004	$1.64	$2.23	36.0%	1.988	1.300	-34.6%
Semele Group Inc Com	1/16/2004	Still Trading	$1.50	$1.38	-8.3%	1.343	0.100	-92.5%
Safeguard Health Enterprises Inc.	1/9/2004	Still Trading	$2,925.00	$1,600.13	-45.3%	0.003	0.002	-44.2%
Barnesandnoble.Com Inc.	1/8/2004	5/27/2004	$2.90	$3.04	4.8%	212.865	88.000	-58.7%
Boyd Bros. Transportation Inc.	1/2/2004	Still Trading	$6.15	$6.95	13.0%	2.026	1.221	-39.7%

				Mean	8.5%	188.83	25.62	-16.0%

				Median	6.0%	2.385	0.541	-71.9%

Reverse Split Considerations

RECENT GOING PRIVATE TRANSACTIONS (CONTINUED)

REVERSE SPLIT TRANSACTIONS

	Announcement	Terminated	Price		%	Average Weekly Volume		%
Company Name	Date	Filing	1 Day prior	6 Months after	Change	1 Day prior	6 Months after (1)	Change

Avoca Inc	8/16/2004	Still Trading	$2,150.00	$4,100.00	90.7%	0.004	—	NMF
Safeguard Health Enterprises Inc.	1/9/2004	Still Trading	$2,925.00	$1,600.13	-45.3%	0.003	—	NMF
Benchmark Bankshares Inc.	12/27/2004	Still Trading	$17.50	$16.00	-8.6%	1.063	1.024	-3.6%
Asa International Ltd.	4/16/2004	Still Trading	$3.82	$4.58	19.9%	8.086	4.978	NMF
Waxman Industries Inc.	1/29/2004	Still Trading	$6.05	$6.00	-0.8%	0.573	3.631	534.1%
Crown Andersen Inc.	4/21/2004	NA	$1.67	$1.80	7.8%	7.417	6.849	-7.7%
Horizon Telecom Inc Cl A	12/21/2004	Still Trading	$77.50	$135.00	74.2%	—	—	NMF
Star Multi Care Svcs Inc	1/23/2004	5/27/2004	$0.14	$0.12	-14.3%	18.298	2.700	-85.2%
Ks Bancorp Inc.	12/22/2004	1/18/2005	$16.34	$19.75	20.9%	0.041	0.050	21.7%
Central Federal Corp.	11/26/2004	Still Trading	$11.20	$10.18	-9.1%	9.492	3.529	-62.8%
OPT Sciences Corp Com	11/3/2004	Feb-05	$7.50	$6.10	-18.7%	0.350	0.038	-89.3%
Sterling Sugars Inc.	11/23/2004	Still Trading	$7.28	$8.30	14.1%	0.090	0.338	276.0%
Mpsi Systems Inc.	3/3/2004	Still Trading	$25.00	$17.00	-32.0%	0.000	0.002	307.0%
Semele Group Inc	1/16/2004	3/4/2005	$1.50	$1.38	-8.3%	1.343	0.100	-92.5%
Touchtunes Music Corp.	2/12/2004	Still Trading	$0.27	$0.30	9.3%	8.378	45.060	437.8%
Spectrum Laboratories Inc.	10/13/2004	Still Trading	$2.55	$2.35	-7.8%	—	—	NMF
Wells Financial Corp.	9/28/2004	2/8/2005	$28.75	$35.00	21.7%	2.838	0.180	-93.7%
Daleen Technologies Inc.	5/21/2004	10/19/2004	$0.05	$0.05	0.0%	77.555	44.200	-43.0%
Bestway Inc.	11/5/2004	2/24/2005	$11.95	$12.10	1.3%	—	0.025	NMF
Mai Systems Corp.	12/9/2004	Still Trading	$0.16	$0.07	-56.3%	8.758	1.087	-87.6%
Crown Energy Corp.	7/14/2004	Still Trading	$0.03	$0.01	-56.0%	0.575	0.581	1.1%
Ambassador Food Svcs Corp Com	3/8/2004	Still Trading	$0.28	$0.37	32.1%	0.038	0.013	-66.7%
Hemlock Federal Financial Corp.	3/16/2004	Still Trading	$28.01	$26.88	-4.0%	0.475	0.084	-82.3%

				Mean	1.3%	6.321	4.977	50.8%

				Median	-0.8%	0.573	0.180	-43.0%

Transaction Overview

Reverse Split Considerations
Corporate Management Fee Allocation By Division
Comparable Company Descriptions - HVAC
Comparable Company Descriptions - Formtek

Corporate Management Fee Allocation By Division

CORPORATE MANAGEMENT FEE ALLOCATION BY DIVISION

2004 Locations with Operating Losses	Sub Segment	2004 Total Corp Mgmt Fee

Hydrotherm	Hydronics	283,761
Airtherm	Hydronics	202,863
Waldron	Air Distribution	178,183
Bradner	Air Distribution	262,681
PABI	Hydronics	126,954
Wrens (w/out Spacepak)	Air Distribution	161,634
Florence	Air Distribution	298,961
Wyalusing	Air Distribution	106,717
Koldwave	Cooling Products	45,794
Formtek Cleveland	Formtek	593,428
Engel	Formtek	22,057
Formtek Group	Formtek	—
FMI	Formtek	—
Iowa Rebuilders	Formtek	—
Axon Electric	Formtek	—
Beijing	Formtek	—

TOTAL		2,283,032

Transaction Overview

Reverse Split Considerations
Corporate Management Fee Allocation By Division
Comparable Company Descriptions - HVAC
Comparable Company Descriptions - Formtek

Comparable Company Descriptions - HVAC

AAON INC.

AAON, Inc. engineers, manufactures and markets commercial rooftop air-conditioning, heating and heat recovery equipment, chillers, air-conditioning coils and air handling and condensing units. Its products serve the commercial and industrial new construction and replacement markets. Virtually all of the company’s sales have been to the domestic market, with foreign sales accounting for only 2% of sales in 2003.

The rooftop and condenser markets consist of units installed on commercial or industrial structures of generally less than 10 stories in height. Air handling units and coils are applicable to all sizes of commercial and industrial buildings. Coil sales are also made to air-conditioning unit manufacturers.

The company has five groups of rooftop products: its RM and RN Series offered in 21 cooling sizes ranging from two to 70 tons; its RL Series, which is offered in 15 cooling sizes ranging from 40 to 230 tons; its HA Series, which is a horizontal discharge package for either rooftop or ground installation, offered in nine sizes ranging from four to 50 tons; and its HA/HB Series, which is offered in 11 sizes ranging from two to 50 tons.

DAILY STOCK PRICE AND VOLUME

Comparable Company Descriptions - HVAC

LENNOX INTERNATIONAL INC.

Lennox International Inc. (Lennox) designs, makes and markets a broad range of products for the heating, ventilation, air conditioning and refrigeration markets. The company’s products and services are sold through multiple distribution channels under brand names including Lennox, Armstrong Air, Ducane, Bohn, Larkin, Advanced Distributor Products, Service Experts, and others.

For the residential market, Lennox makes and markets a broad range of furnaces, air conditioners, heat pumps, packaged heating and cooling systems, replacement parts and related products for both the residential replacement and new construction markets in the United States and Canada.

Lennox also makes hearth products including prefabricated gas, wood burning and electric fireplaces; free standing pellet and gas stoves; and fireplace inserts, gas logs and accessories.

DAILY STOCK PRICE AND VOLUME

Comparable Company Descriptions - HVAC

YORK INTERNATIONAL CORP.

York International Corp. (York) is a global provider of heating, ventilating, air conditioning, and refrigeration (HVAC&R) products and services. The company’s air conditioning systems, generally used for comfort cooling, range from a one ton unit (one ton of cooling capacity is equivalent to 12,000 BTUs) for a small residence to large systems installed in high-rise residential and commercial buildings.

York believes it is the third largest supplier of such products in the United States and one of the leading companies in the HVAC&R industry internationally. Headquartered in York, PA, the company has manufacturing facilities in nine states and eight foreign countries.

The company’s refrigeration systems are used in industrial applications where process cooling is needed in manufacturing, distribution and cold storage. Additionally, the company sells replacement parts, replacement equipment, and controls, and delivers various services and service solutions.

DAILY STOCK PRICE AND VOLUME

Transaction Overview

Reverse Split Considerations
Corporate Management Fee Allocation By Division
Comparable Company Descriptions - HVAC
Comparable Company Descriptions - Formtek

Comparable Company Descriptions - Formtek

HARDINGE INC.

Hardinge Inc. manufactures high-precision computer controlled metal-cutting and grinding machines and related accessories. The company is geographically diversified with manufacturing facilities in the U.S., Switzerland, Taiwan, and China and with sales to most industrialized countries. Over 56% of its 2003 sales were to customers outside North America.

The company has been manufacturing industrial-use Super-Precision and general precision turning machine tools since 1890. Turning machines, or lathes, are power-driven machines used to remove material from a rough-formed part by moving multiple cutting tools against the surface of a part rotating at very high speeds in a spindle mechanism. The multidirectional movement of the cutting tools allows the part to be shaped to the desired dimensions. On parts produced by Hardinge machines, those dimensions are often measured in millionths of inches.

DAILY STOCK PRICE AND VOLUME

Draft/Confidential

Comparable Company Descriptions - Formtek

KENNAMETAL INC.

Kennametal Inc. manufactures, markets and distributes a range of cutting tools, tooling systems, supplies and technical services, as well as wear-resistant parts. End users include metalworking manufacturers and suppliers in the aerospace, automotive, machine tool and farm machinery industries, as well as manufacturers and suppliers in the highway construction, coal mining, quarrying and oil and gas exploration industries.

The company operates four business units: Metalworking Solutions & Services Group (MSSG), Advanced Materials Solutions Group (AMSG), J&L Industrial Supply (J&L) and Full Service Supply (FSS).

In the MSSG segment, the company provides consumable metal cutting tools and tooling systems to manufacturing companies in a range of industries worldwide. Metal cutting operations include turning, boring, threading, grooving, milling and drilling.

In the AMSG segment, the principal business is the production and sale of cemented tungsten carbide products used in mining, highway construction, engineered applications requiring wear and corrosion resistance, including circuit board drills, compacts and similar applications.

In the J&L segment, the company provides metalworking consumables and related products to small- and medium-sized manufacturers in the U.S. and the U.K.

The FSS segment provides metalworking consumables and related products.

DAILY STOCK PRICE AND VOLUME

Draft/Confidential

Comparable Company Descriptions - Formtek

THERMADYNE HOLDINGS

Thermadyne Holdings Corporation, through its subsidiaries, engages in the design and manufacture of cutting and welding products, including equipment, accessories, and consumables. It offers gas apparatus products, including gas-operated cutting and welding torches, and gas flow and pressure regulation equipment, as well as consumables, including tips, nozzles, and replacement parts for its gas apparatus products. The company’s arc welding equipment includes inverter and transformer-based electric arc, plasma, and engine-driven power supplies. Its arc welding accessories and consumables include automatic and semiautomatic welding guns and related consumable parts, ground clamps, electrode holders, cable assemblies, and various wires and electrodes used primarily in welding and hardfacing applications. The company’s plasma and automated cutting equipment includes power supplies, torches, and related consumable parts sold primarily to original equipment manufacturers. Its products are used by manufacturing, construction, and foundry operations to cut, join, and reinforce steel, aluminum, and other metals. The company’s product applications include shipbuilding, railcar manufacturing, offshore oil and gas rig construction, fabrication, and the repair and maintenance of manufacturing equipment and facilities. Thermadyne Holdings sells its products through a network of national and multinational industrial gas distributors and other distributors. Thermadyne Holdings Corporation was incorporated in 1987 and is headquartered in St. Louis, Missouri.

DAILY STOCK PRICE AND VOLUME

Draft/Confidential

Comparable Company Descriptions - Formtek

REKO INTERNATIONAL GROUP INC.

Reko International Group, Inc. (REK) designs and manufactures injection moulds and other industrial tools, namely dies, fixtures, vacuum form moulds, models, prototype metal parts, special machines and machining centers for original equipment manufacturers and their first tier suppliers. The injection moulds produced by the company are used principally for the production of interior and exterior automotive parts and for other consumer and commercial products. These injection moulds must be of high quality so as to produce parts and products that satisfy the demanding fit, function and finish criteria of its customers.

Injection moulds are manufactured using milling machines that cut away metal from steel or aluminum blocks. Skilled mould makers hand finish surface details and perform other finishing tasks. Injection moulds range in size from less than one cubic foot to approximately four feet wide, ten feet long and six feet high. They range in weight from approximately 100 pounds to 50 tons. Typically, plastic injection moulds are expected to perform up to 1,000,000 product cycles with limited maintenance. Each product cycle lasts between 30 and 120 seconds.

DAILY STOCK PRICE AND VOLUME

Draft/Confidential